                                                                   EXHIBIT 10.1




                      AMENDED AND RESTATED CREDIT AGREEMENT


                                      AMONG


                                   CORE, INC.,


                          THE BANKS AND OTHER FINANCIAL
                   INSTITUTIONS FROM TIME TO TIME PARTY HERETO


                                       AND


                          FLEET NATIONAL BANK, AS AGENT







                           DATED AS OF AUGUST 31, 1998

                                       AND

                  AMENDED AND RESTATED AS OF FEBRUARY 28, 2000

                                TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS................................................6
Section 1.1.      Definitions............................................................6
Section 1.2.      Accounting Terms......................................................16
Section 1.3.      Rounding..............................................................17
Section 1.4.      Exhibits and Schedules................................................17
Section 1.5.      References to "Borrower and its Subsidiaries".........................17
Section 1.6.      Miscellaneous Terms...................................................17
ARTICLE 2.  THE CREDIT..................................................................17
Section 2.1.      The Revolving Loans...................................................17
Section 2.2.      The Revolving Notes...................................................18
Section 2.3.      Procedure for Borrowing...............................................18
Section 2.4.      Termination or Optional Reduction of Commitments......................19
Section 2.5.      Mandatory Reduction of Commitment.....................................19
Section 2.6.      Conversion or Continuation of Revolving Loans.........................20
Section 2.7.      Optional Prepayments..................................................21
Section 2.8.      Interest on the Revolving Loans.......................................22
Section 2.9.      Fees..................................................................22
Section 2.10.     Pro Rata Treatment and Payments Generally.............................23
Section 2.11.     Capital Adequacy......................................................23
Section 2.12.     Increased Costs.......................................................24
Section 2.13.     Illegality............................................................24
Section 2.14.     Payments to be Free of Deductions.....................................25
Section 2.15.     Computations..........................................................26
Section 2.17.     Sharing of Payments, Etc..............................................26
Section 2.18.     Non-Receipt of Funds by the Agent.....................................26
ARTICLE 3.  CONDITIONS PRECEDENT........................................................27
Section 3.1.      Documentary Conditions Precedent......................................27
Section 3.2.      Additional Conditions Precedent to Each Loan..........................30
Section 3.3.      Deemed Representations................................................30
ARTICLE 4.  REPRESENTATIONS AND WARRANTIES..............................................30
Section 4.1.      Incorporation, Good Standing and Due Qualification....................30
Section 4.2.      Corporate Power and Authority; No Conflicts...........................31
Section 4.3.      Legally Enforceable Agreements........................................31
Section 4.4.      Litigation............................................................31
Section 4.5.      Financial Statements..................................................31
Section 4.6.      Ownership and Liens...................................................32
Section 4.7.      Taxes.................................................................33
Section 4.8.      ERISA.................................................................33
Section 4.9.      Subsidiaries and Ownership of Stock...................................33
Section 4.10.     Credit Arrangements...................................................33
Section 4.11.     Operation of Business.................................................34


                                       -2-


Section 4.12.     No Default on Outstanding Judgments or Orders.........................34
Section 4.13.     No Defaults on Other Agreements.......................................34
Section 4.14.     Governmental Regulation...............................................34
Section 4.15.     Consents and Approvals................................................34
Section 4.16.     Partnerships..........................................................35
Section 4.17.     Environmental Protection..............................................35
Section 4.18.     Copyrights, Patents, Trademarks, Etc..................................35
Section 4.19.     Compliance with Laws..................................................35
Section 4.20.     Events of Default.....................................................36
Section 4.21.     No Adverse Change.....................................................36
Section 4.22.     Use of Proceeds.......................................................36
Section 4.23.     Location of Books and Records.........................................36
Section 4.24.     Security Documents....................................................36
Section 4.25.     Solvency..............................................................37
Section 4.26      Year 2000 Compatibility...............................................37
Section 4.27      Capitalization........................................................38
Section 4.28      True and Complete Disclosure..........................................38
ARTICLE 5.  AFFIRMATIVE COVENANTS.......................................................39
Section 5.1.      Maintenance of Existence..............................................39
Section 5.2.      Conduct of Business...................................................39
Section 5.3.      Maintenance of Properties.............................................39
Section 5.4.      Maintenance of Records................................................39
Section 5.5.      Maintenance of Insurance..............................................39
Section 5.6.      Compliance with Laws..................................................39
Section 5.7.      Right of Inspection...................................................39
Section 5.8.      Reporting Requirements................................................40
(a)               Annual GAAP Statements................................................40
(b)               Quarterly GAAP Statements.............................................40
(c)               Monthly Accounts Receivable Aging Report and Financial Statements.....41
(d)               Actual and Projected Quarterly Capital Expenditures...................41
(e)               Annual Forecasts......................................................41
(f)               Management Letters....................................................41
(g)               Stockholder Communications and SEC Filings............................42
(h)               Notice of Litigation..................................................42
(i)               Notices of Default....................................................42
(j)               Other Filings.........................................................42
(k)               Quarterly Investment Reports..........................................42
(l)               Additional Information................................................42
(m)               Report of Customer Financings.........................................43
Section 5.9.      Certificates..........................................................43
(a)               Officers'Certificate..................................................43
(b)               Accountant's Certificate..............................................43
Section 5.10.     Further Assurances....................................................43
Section 5.11.     Compliance with Agreements............................................44
Section 5.12.     Use of Proceeds.......................................................44


                                      -3-


Section 5.13.     Payment of Obligations................................................44
Section 5.14.     Interest Rate Protection..............................................44
ARTICLE 6.  NEGATIVE COVENANTS..........................................................44
Section 6.1.      Debt..................................................................44
Section 6.2.      Guaranties, Etc.......................................................44
Section 6.3.      Liens.................................................................45
Section 6.4.      Investments...........................................................45
Section 6.5.      Mergers and Consolidations and Acquisitions of Assets.................46
Section 6.6.      Sale of Assets........................................................46
Section 6.7.      Stock of Subsidiaries, Etc............................................46
Section 6.8.      Transactions with Affiliates..........................................46
Section 6.9.      Capital Expenditures..................................................46
Section 6.10.     Minimum Consolidated GAAP Net Worth...................................47
Section 6.11.     Minimum Interest Coverage.............................................47
Section 6.12.     Minimum Debt Service Coverage.........................................47
Section 6.13.     Minimum Fixed Charge Coverage.........................................47
Section 6.14.     Distributions.........................................................47
Section 6.15.     No Limit on Upstream Payments by Subsidiaries.........................47
Section 6.16.     Earnings..............................................................47
Section 6.17.     Limitation on Negative Pledges........................................48
Section 6.18.     Inconsistent Agreements...............................................48
ARTICLE 7.  EVENTS OF DEFAULT...........................................................48
Section 7.1.      Events of Default.....................................................48
Section 7.2.      Remedies..............................................................50
ARTICLE 8.  THE AGENT...................................................................50
Section 8.1.      Authorization and Action..............................................50
Section 8.2.      Exculpatory Provisions; Agent's Reliance, Etc.........................51
Section 8.3.      Notice of Default.....................................................51
Section 8.4.      Fleet and Affiliates..................................................52
Section 8.5.      Credit Decision.......................................................52
Section 8.6.      Indemnification.......................................................52
Section 8.7.      Successor Agent.......................................................52
Section 8.8.      Application of this Article to the Borrower...........................53
ARTICLE 9.  MISCELLANEOUS...............................................................53
Section 9.1       Amendments and Waivers................................................53
Section 9.2.      Usury.................................................................53
Section 9.3.      Expenses; Indemnities.................................................54
Section 9.4.      Term; Survival........................................................55
Section 9.5.      Assignment; Participations............................................55
Section 9.6.      Notices...............................................................57
Section 9.7.      Setoff................................................................58
Section 9.8.      Jurisdiction; Immunities..............................................58
Section 9.9.      Table of Contents; Headings...........................................58
Section 9.10.     Severability..........................................................59
Section 9.11.     Counterparts..........................................................59


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Section 9.12.     Integration...........................................................59
Section 9.13.     Governing Law.........................................................59
Section 9.14.     Confidentiality.......................................................59
Section 9.15.     Authorization of Third Parties to Deliver Opinions, Etc...............59
Section 9.17.     Replacement Revolving Note............................................60
Section 9.16.     Borrower's Waivers....................................................60
Section 9.17.     Limitation of Liability...............................................60


Schedule 1.1     Commitments and Lending Offices
Schedule 3.1     UCC and Trademark Filings
Schedule 4.4     Litigation
Schedule 4.6     Liens
Schedule 4.9     Subsidiaries
Schedule 4.10    Credit Arrangements
Schedule 4.15    Consents and Approvals
Schedule 4.16    Partnerships
Schedule 4.18    Intellectual Property
Schedule 4.24    UCC Financing Statements

Exhibit A         Revolving Note
Exhibit B-1       Notice of Borrowing
Exhibit B-2       Notice of Continuation or Conversion
Exhibit C         Officer's Certificate
Exhibit D         Form of Opinion of Counsel to Borrower
Exhibit E         Form of Acceptance and Assignment
Exhibit F         Form of Amended and Restated CORE Pledge Agreement
Exhibit G         Form of Amended and Restated CORE Security Agreement
Exhibit H         Form of Amended and Restated Subsidiary Security Agreement
Exhibit I         Form of Amended and Restated Subsidiary Guaranty
Exhibit J         Form of Amended and Restated Trademark Security Agreement

         AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 31, 1998 and amended and restated as of February 28, 2000 by and among CORE, INC., a Massachusetts corporation (the "Borrower"), FLEET NATIONAL BANK ("Fleet", and together with any banks or financial institutions from time to time party to this Agreement, the "`Banks") and Fleet National Bank, as agent for the Banks (when acting in such capacity and not as one of the Banks, the "Agent").

         Fleet and the Borrower entered into a Credit Agreement dated as of August 31, 1998, which Credit Agreement was amended as of December 31, 1998, as of February 19, 1999 and as of April 27, 1999 (as in effect immediately prior to the Amendment Effective Date defined below, the "Existing Credit Agreement").

         Fleet wishes to assign a portion of its Commitment under the Existing Credit Agreement, together with a pro-rata portion of the Revolving Loans outstanding under the Existing Credit Agreement on the Amendment Effective Date, to Union Bank of California, and the Borrower is agreeable to such assignment on the terms and conditions hereof.

         Accordingly, the parties hereto agree to amend and restate the Existing Credit Agreement so that, as amended and restated, it provides in its entirety as follows:

                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

         Section 1.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

         "Acquisition" means the acquisition effected on the Closing Date by the Borrower of 100% of the capital stock of DRMS.

         "Acquisition Agreement" means the agreement setting forth the terms and conditions of the Acquisition.

         "Acquisition Pro-Formas" means financial projections, prepared by the Borrower on a GAAP basis, showing the consolidated and consolidating balance sheets and statements of operations of the Borrower and its Subsidiaries after giving effect to the Acquisition.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED THAT, in any event: (i) any Person which owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each director and officer of the Borrower shall be deemed to be an Affiliate of the Borrower.

         "Agreement" means this Amended and Restated Credit Agreement, as further amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

         "Amendment Effective Date" means the date on which all of the conditions set forth in Section 3.1 shall have been satisfied or waived by the Banks and the Agent.

         "Applicable Interest Rate" means for any Revolving Loan, the Base Rate, or Eurodollar Rate for such Revolving Loan, plus in each case the Applicable Margin.

         "Applicable Margin" means, with respect to Base Rate Loans, .50 % and, with respect to Eurodollar Rate Loans, 3.50%.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an assignee of such Bank, and accepted by the Agent, in substantially the form of Exhibit E.

         "Base Rate" means, for any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of (a) the Federal Funds Rate plus one-half (1/2) of one percent (1%), or (b) the variable rate of interest publicly designated by the Agent, from time to time, as the Agent's base rate or prime rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customer. The interest rate of each Base Rate Loan shall change on the date of any change in the Base Rate without notice or demand of any kind.

         "Base Rate Loan" means a Revolving Loan which bears interest at the Base Rate, plus the Applicable Margin.

         "Borrowing" means a borrowing consisting of a Revolving Loan from the Banks under this Agreement.

         "Business Day" means any day (other than a Saturday, Sunday or legal holiday) on which commercial banks are not authorized or required to close in Massachusetts or California, except that with respect to Borrowings, notices, determinations and payments with respect to Eurodollar Rate Loans, such day shall be a "Business Day" only if it is also a day for trading by and between banks in the London interbank Eurodollar market.

         "Capital Expenditures" means, for any period, the Dollar amount of gross expenditures (including the principal portion of rental payments in respect of Capital Lease Obligations) made for fixed assets (including without limitation expenditures for software development), real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period, all as determined in accordance with GAAP.

         "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

         "Capital Lease Obligation" means the obligation of the lessee under a Capital Lease. The amount of a Capital Lease Obligation at any date is the amount at which the lessee's liability under the related Capital Lease would be required to be shown on its balance sheet at such date in accordance with GAAP.

         "Closing Date" means August 31, 1998.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" means, with respect to each Bank, the commitment of such Bank to make Revolving Loans hereunder as set forth in SCHEDULE 1.1, as the same may be reduced from time to time pursuant to Sections 2.4 and 2.5.

         "Commitment Period" means the period from and including the date hereof to but not including the Revolving Loan Termination Date or such earlier date as the Commitment of each Bank shall terminate as provided herein.

         "Consolidated GAAP Net Worth" means, with respect to any Person, the sum of (a) the capital stock and additional paid-in capital of such Person and its Subsidiaries on a consolidated basis, plus (without duplication) (b) the amount of retained earnings (or, in the case of a deficit, minus the deficit), minus (c) treasury stock, plus or minus (d) any other account which is customarily added or deducted in determining stockholders' equity, all of which shall be determined on a consolidated basis in accordance with GAAP.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.6 hereof of a Eurodollar Rate Loan from one Interest Period to the next Interest Period.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.6 hereof of Base Rate Loans into Eurodollar Rate Loans or of Eurodollar Rate Loans into Base Rate Loans.

         "CORE Pledge Agreement" means the Amended and Restated CORE Pledge Agreement, in the form of EXHIBIT F hereto, duly executed by the Borrower in favor of the Agent for the benefit of the Agent and the ratable benefit of the Banks, as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "CORE Security Agreement" means the Amended and Restated CORE Security Agreement, in the form of EXHIBIT G hereto, duly executed by the Borrower to the Agent for the benefit of the Agent and the ratable benefit of the Banks, as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of Property or services (except trade payables in the ordinary course of business); (c) Unfunded Vested Liabilities of such Person (if such Person is not the Borrower, determined in a manner analogous to that of determining Unfunded Vested Liabilities of the Borrower);
(d) the face amount of any outstanding letters of credit issued for the account of such Person; (e) obligations arising under acceptance facilities; (f) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase or to provide funds for payment of the obligations of another Person, to supply funds to invest in any Person to cause such Person to maintain a minimum working capital or net worth or otherwise assure the creditors of such Person against loss; (g) obligations secured by any Lien on Property of such Person; (h) Capital Lease Obligations; and (i) redeemable preferred stock of such Person.

         "Debt Service Coverage Ratio" at the end of any fiscal quarter means the ratio of (A) the consolidated EBITDA of the Borrower and its Subsidiaries for the immediately preceding four fiscal quarters (ending on such date) to (B) the sum of (i) total Interest Expense of the Borrower and its Subsidiaries on a consolidated basis for the immediately succeeding four fiscal quarters (beginning on such date), plus (ii) scheduled reductions of the Commitment for the immediately succeeding four fiscal quarters (beginning on such date). For purposes of clause (B)(i) above, Interest Expense shall be calculated on the assumption that, at the Borrower's election, either Base Rate Loans or Eurodollar Rate Loans having an Interest Period of six (6) months for the full amount of the Commitment will be outstanding for the succeeding four fiscal quarters and that the Base Rate or Eurodollar Rate, as the case may be, in effect on such date will remain in effect during such period.

         "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

         "Default Rate" means a rate per annum equal at all times to the lesser of 2% per annum above the Applicable Interest Rate in effect from time to time or the highest rate permitted by law.

         "Distributions" means (a) dividends or other distributions in respect of capital stock of a Person (except distributions in such stock) and (b) the redemption or acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock) unless made, contemporaneously, from the net proceeds of a sale of such stock; in either case valued at the greater of book or fair market value of the Property being dividend, distributed or otherwise transferred as a Distribution.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "DRMS" means Disability Reinsurance Management Services, Inc., a Delaware corporation.

         "EBITDA" means, with respect to any Person, for any period, an amount equal to Net Income for such period, plus (without duplication to the extent deducted in determining Net Income) the sum of (a) Interest Expense for such period, plus (b) income tax expense deducted in determining Net Income for such period, plus (c) depreciation for such period, plus (d) amortization for such period, all of which shall be determined in accordance with GAAP; PROVIDED, HOWEVER, for purposes of testing the covenants in Sections 6.11, 6.12 and 6.13, the following shall be added to Net Income with respect to the fiscal quarter ended June 30, 1998: write-off of goodwill in the amount of $4,085,449, arbitration costs in the amount of $736,009 and certain non-recurring charges in the amount of $114,277 and PROVIDED FURTHER, for purposes of testing the covenants in Sections 6.11, 6.12, 6.13 and 6.16, the amount of any Restructuring Charges not exceeding $1,500,000 in the aggregate for such quarters shall be added to Net Income with respect to the fiscal quarters ended September 30, 1998 and December 31, 1998.

         "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

         "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, the rate per annum (rounded upward to the nearest whole multiple of 1/32 of 1% per annum) publicly designated by the Agent as its Eurodollar Rate and determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the first day of such Eurodollar Rate Loan; PROVIDED, HOWEVER, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the beginning of such Interest Period. "Banking Day" shall mean, in respect of any city, any date on which commercial banks are open for business in that city.

         If both the Telerate and Reuters system are unavailable, then the rate for the date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London Banking Days preceding the first day of such Eurodollar Rate Loans as selected by the Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time) on the day that is two (2) London Banking Days preceding the first day of such Interest Period. In the event that the Agent is unable to obtain any such quotation as provided above, it will be deemed that a Eurodollar Rate cannot be determined.

         In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to "LIBOR" deposits, then for any period during which such Reserve Percentage shall apply, the Eurodollar Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

         "Eurodollar Rate Loan" means a Revolving Loan which bears interest at the Eurodollar Rate, plus the Applicable Margin.

         "Event of Default" has the meaning given such term in Section 7.1.

         "Federal Funds Rate" means, for any Interest Period or any other period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to the Agent on such Business Day on such transactions as determined by the Agent.

         "Financing Statements" means the UCC-1 and UCC-3 financing statements signed by the Borrower or its Subsidiaries in connection with the security interests granted to the Agent pursuant to the Security Documents.

         "Fixed Charge Coverage Ratio" at the end of any fiscal quarter means the ratio of (a) the sum of (i) the consolidated EBITDA of the Borrower and all Subsidiaries for the immediately preceding four fiscal quarters (ending on such date) and (ii) rental payments (other than the interest component of rental payments under Capital Leases included in Interest Expense) under all leases of the Borrower and its Subsidiaries for the immediately preceding four fiscal quarters (ending on such date) to (b) total Fixed Charges of the Borrower and its Subsidiaries on a consolidated basis for the immediately succeeding four fiscal quarters (beginning on such date). For purposes of clause (b) above, the Interest Expense component of Fixed Charges shall be calculated on the assumption that, at the Borrower's election, either Base Rate Loans or Eurodollar Rate Loans having an Interest Period of six (6) months for the full amount of the

Commitment will be outstanding for the succeeding four fiscal quarters and that the Base Rate or Eurodollar Rate, as the case may be, in effect on such date will remain in effect during such period.

         "Fixed Charges" means, for any period, the sum of (a) the Interest Expense, plus (b) rental payments (other than the interest component of rental payments under Capital Leases included in Interest Expense) under all leases of the Borrower and its Subsidiaries, plus (c) the quotient of (i) the principal payments of Debt owed by the Borrower during such period divided by (ii) 1 minus the federal income tax rate applicable to the Borrower and its Subsidiaries for such period.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 4.5 (except for changes concurred in by the Borrower's independent public accountants).

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Interest Coverage Ratio" at the end of any fiscal quarter means the ratio of (A) the consolidated EBITDA of the Borrower and its Subsidiaries for the immediately preceding four fiscal quarters (ending on such date) to (B) total Interest Expense of the Borrower and its Subsidiaries on a consolidated basis for the immediately succeeding four fiscal quarters (beginning on such date). For purposes of clause (B) above, Interest Expense shall be calculated on the assumption that, at the Borrower's election, either Base Rate Loans or Eurodollar Rate Loans having an Interest Period of six (6) months for the full amount of the Commitment will be outstanding for the succeeding four fiscal quarters and that the Base Rate or Eurodollar Rate, as the case may be, in effect on such date will remain in effect during such period.

         "Interest Expense" means, with respect to any Person for any period, the consolidated interest expense, including the interest portion of rental payments under Capital Leases, as determined on a consolidated basis in accordance with GAAP.

         "Interest Period" means (a) for each Eurodollar Rate Loan comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Loan or on the last day of the preceding Interest Period, as the case may be, and ending on the numerically corresponding day of the last month of the period selected by the Borrower pursuant to the following provisions: the duration of each Eurodollar Rate Loan Interest Period shall be one (1), three
(3) or six (6) months, in each case as the Borrower may select, and (b) for each Base Rate Loan comprising part of the same Borrowing, the period commencing on the date of such Base Rate Loan or on the last day of the preceding Interest Period, as the case may be, and ending on the ninetieth (90th) day after the date of such Base Rate Loan or the last day of the preceding Interest Period, as the case may be; PROVIDED, HOWEVER, that:

                  (i) all Eurodollar Rate Loans or comprising part of the same Borrowing shall be of the same duration;

                  (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; PROVIDED that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                  (iii) each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the applicable subsequent calendar month) shall end on the last Business Day of the applicable subsequent month; and

                  (iv) no Interest Period for any Revolving Loan shall extend beyond the Revolving Loan Termination Date.

         "Investment" means, with respect to any Person, any investment by or of such Person, whether by means of purchase or other acquisition of capital stock or other Securities of any other Person or by means of loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures made in the ordinary course of business), capital contribution or other debt or equity participation or interest, in any other Person, including any partnership, joint venture and membership interests of such Person in any other Person.

         "Lending Office" means, for each Bank and for each type of Revolving Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Revolving Loan on SCHEDULE 1.1 or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Borrower as the office through which its Revolving Loans of such type are to be made and maintained.

         "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "Loan Documents" mean, collectively, this Agreement, the Revolving Notes, the CORE Pledge Agreement, the CORE Security Agreement, the Subsidiary Guaranty, the Subsidiary Security Agreement, the Trademark Security Agreement the Warrant and the Registration Rights Agreement and any other documents, agreements and instruments now or hereafter executed in connection herewith or contemplated hereby.

         "Materially Adverse Effect" means any material adverse effect upon the business, assets, liabilities, financial condition, results of operations or, as far as the Borrower can reasonably foresee, prospects of the Borrower and its Subsidiaries taken as a whole, or upon the ability of the Borrower or any of its Subsidiaries to perform in all material respects its obligations under this Agreement or any other Loan Document.

         "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Net Income" means, with respect to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

         "Notice of Borrowing" means the certificate, in the form of EXHIBIT B-1 hereto, to be delivered by the Borrower to the Agent pursuant to Sections 2.3 and 3.2(d) and shall include any accompanying certifications or documents.

         "Notice of Continuation or Conversion" means the certificate, in the form of EXHIBIT B-2, to be delivered by the Borrower to the Agent pursuant to
Section 2.6.

         "Obligations" means all indebtedness, obligations and liabilities of the Borrower and its Subsidiaries, if any, to the Banks, individually or collectively, under this Agreement and the other Loan Documents.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by ERISA.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory or regulatory exemption (including a class exemption or an individual exemption).

         "Property" means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

         "Registration Rights Agreement" means the Registration Rights Agreement, in the form of EXHIBIT L to the Existing Credit Agreement, duly executed by the Borrower.

         "Regulations D, X and U" means Regulations D, X and U of the Board of Governors of the Federal Reserve System, as amended or supplemented from time to time.

         "Regulatory Change" means any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D and the laws or regulations which designate any assessment rate relating to certificates of deposit or otherwise) or the adoption or making after such date of any orders, rulings, interpretations, directives, guidelines or requests applying to a class of banks including the Banks, of or under any United States federal, state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA as to which events the PBGC by regulation has not waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a Reportable Event regardless of any waivers given under Section 412(d) of the Code.

         "Required Banks" means, at any time, Banks holding sixty-six and two-thirds percent (66 2/3%) of the aggregate amount of the Commitments, or, if the Commitments have been terminated, Banks holding sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of the Revolving Loans outstanding.

         "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organization or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Restructuring Charges" means any extraordinary expenses, as determined in accordance with GAAP, incurred by the Borrower or a Subsidiary in the third or fourth quarter of 1998 as a result of the disposition of Integrated Behavioral Health, Cost Review Services, Inc. and TCM Services, Inc.

         "Revolving Loans" means any loan made by the Banks pursuant to Section
2.1. Each Revolving Loan shall be a Base Rate Loan or a Eurodollar Rate Loan.

         "Revolving Loan Termination Date" means June 30, 2004.

         "Revolving Note" means a promissory note of the Borrower, in the form of EXHIBIT A hereto, evidencing the Revolving Loans made by a Bank hereunder, including any partial or total amendment, restatement, replacement, extension or substitution of or for such Revolving Note.

         "Securities" means any capital stock, share, voting trust certificate, bonds, debentures, notes or other evidences of indebtedness, limited partnership interests, or any warrant, option or other right to purchase or acquire any of the foregoing.

         "Security Documents" means the CORE Pledge Agreement, the CORE Security Agreement, the Subsidiary Guaranty, the Subsidiary Security Agreement and the Trademark Security Agreement.

         "Senior Officer" means the (a) chief executive officer, (b) chief financial officer, or (c) president of the Person designated.

         "Subsidiary" means with respect to any Person, any corporation, partnership, limited liability company or joint venture whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership, limited liability company or joint venture, in which such Person is a general partner or joint venturer or of which a majority of the partnership, membership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries. Unless the context otherwise requires, references in this Agreement to "Subsidiary" or "Subsidiaries" shall be deemed to be references to a Subsidiary or Subsidiaries of the Borrower or of a Subsidiary of the Borrower.

         "Subsidiary Guaranty" means the Amended and Restated Subsidiary Guaranty, in the form of EXHIBIT I hereto, duly executed by each Subsidiary to the Agent for the benefit of the Agent and the ratable benefit of the Banks, as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "Subsidiary Security Agreement" means the Amended and Restated Subsidiary Security Agreement, in the form of EXHIBIT H hereto, duly executed by each Subsidiary to the Agent for the benefit of the Agent and the ratable benefit of the Banks, as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "Trademark Security Agreement" means the Amended and Restated Trademark Security Agreement, in the form of EXHIBIT J hereto, duly executed by the Borrower and Core Management, Inc., a California corporation, to the Agent for the benefit of the Agent and the ratable benefit of the Banks, as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "Unfunded Vested Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA.

         "Warrant" means each of (x) the Warrant, in the form of EXHIBIT J to the Existing Credit Agreement, pursuant to which the Borrower granted to Fleet warrants to purchase shares of the Common Stock of the Borrower equal to 2% of the Borrower's outstanding Common Stock, and (y) the Warrant, in the form of EXHIBIT B to the Third Amendment to the Existing Credit Agreement dated as of April 27, 1999, pursuant to which the Borrower granted to Fleet warrants to purchase 187,000 shares of Common Stock of the Borrower.

         Section 1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, applied on a consistent basis, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a consistent basis; EXCEPT as otherwise specifically prescribed herein. In the event that GAAP changes during the term of this Agreement such that the financial covenants contained in Article

6 would then be calculated in a different manner or with different components
(a) the Borrower and the Banks agree to enter into good faith negotiations to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (b) the Borrower shall be deemed to be in compliance with the financial covenants contained in such Article during the sixty (60) days following any such change in GAAP if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change; PROVIDED, HOWEVER, if an amendment shall not be agreed upon within sixty (60) days or such longer period as shall be agreed to by the Banks, for purposes of determining compliance with such covenants until such amendment shall be agreed upon, such terms shall be construed in accordance with GAAP as in effect on the Amendment Effective Date applied on a basis consistent with the application used in preparing the financial statements for the year ended December 31, 1998.

         Section 1.3. ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

         Section 1.4. EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

         Section 1.5. REFERENCES TO "BORROWER AND ITS SUBSIDIARIES". Any reference herein to "Borrower and its Subsidiaries" or the like shall refer solely to the Borrower during such times, if any, as the Borrower shall have no Subsidiaries.

         Section 1.6. MISCELLANEOUS TERMS. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory, the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                             ARTICLE 2. THE CREDIT.

         Section 2.1. THE REVOLVING LOANS. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make revolving loans to the Borrower (hereinafter collectively referred to as the "Revolving Loan" or "Revolving Loans") from time to time from and including the date hereof until the earlier of the Revolving Loan Termination Date or the termination of the Commitment of such Bank, up to, but not exceeding in the aggregate principal amount at any one time outstanding, the amount of its Commitment. Each Borrowing under this Section 2.1 of (i) a Base Rate Loan shall be in the principal amount of not less than $250,000 or any greater amount which is an integral multiple thereof or (ii) a Eurodollar Rate Loan shall be in the principal amount of not less than $250,000 or any greater amount which is an integral multiple thereof. During the Commitment Period and subject to the foregoing limitations, the Borrower may borrow, repay and reborrow Revolving Loans, all in accordance with the terms and conditions of this Agreement.

         Section 2.2. THE REVOLVING NOTES.

                  (b) The Revolving Loans of each Bank shall be evidenced by a single promissory note in favor of each Bank in the form of EXHIBIT A, dated the date of this Agreement, and duly completed and executed by the Borrower.

                  (c) Each Bank is authorized to record and, prior to any transfer of any Revolving Note, endorse on a schedule forming a part thereof appropriate notations evidencing the date, the type, the amount and the maturity of each Revolving Loan made by it which is evidenced by such Revolving Note and the date and amount of each payment of principal made by the Borrower with respect thereto; PROVIDED, that failure to make any such endorsement or notation shall not affect the Obligations of the Borrower hereunder or under any Revolving Note. Each Bank is hereby irrevocably authorized by the Borrower to so endorse its Revolving Note and to attach to and make a part of its Revolving Note a continuation of any such schedule as and when required. Each Bank may, at its option, record and maintain such information in its internal records rather than on such schedule.

         Section 2.3. PROCEDURE FOR BORROWING.

         (a) The Borrower shall give the Agent a Notice of Borrowing, in the form of EXHIBIT B-1 hereto, prior to 11:00 a.m. (California time), on the date at least one (1) Business Day before a Borrowing of a Base Rate Loan or at least three (3) Business Days before a Borrowing of a Eurodollar Rate Loan specifying.

                  (i) the date of such Borrowing, which shall be a Business Day,

                  (ii) the principal amount of such Borrowing,

                  (iii) whether the Revolving Loan comprising such Borrowing is to be a Base Rate Loan or a Eurodollar Rate Loan, and

                  (iv) if a Eurodollar Rate Loan, the Interest Period with respect to such Borrowing.

         The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and the amount of the Borrowing thereunder.

                  (b) No Notice of Borrowing shall be revocable by the Borrower.

                  (c) Not later than 2:00 p.m. (Massachusetts time) on the date of each Borrowing, each Bank shall (except as provided in subsection (e) of this Section) make available its pro rata share of such Borrowing, in Dollars and in federal or other funds immediately available in Boston, Massachusetts, to the Agent at its address set forth on the signature pages hereof or at such other address as the Agent may hereafter designate by notice to the Borrower and the Banks and, unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied (in which case the Agent will give prompt notice to the Borrower and the Banks thereof), the Agent will promptly make the funds so received from the Banks available to the Borrower at the Bank's aforesaid address.

                  (d) There shall be no more than four (4) Interest Periods relating to Eurodollar Rate Loans outstanding at any time.

                  (e) If any Bank makes a new Revolving Loan hereunder on a day on which the Borrower is to repay an outstanding Revolving Loan from such Bank, such Bank shall apply the proceeds of the new Revolving Loan to make such repayment and only an amount equal to the excess (if any) of the amount being borrowed over the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted to the Agent as provided in Section 2.10, as the case may be.

         Section 2.4. TERMINATION OR OPTIONAL REDUCTION OF COMMITMENTS. The Commitments shall terminate on the Revolving Loan Termination Date and any Revolving Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date. No termination of the Commitments hereunder shall relieve the Borrower of any of its outstanding Obligations to the Banks hereunder or otherwise. The Borrower shall have the right, upon prior written notice of at least five (5) Business Days to the Agent, to terminate or, from time to time, reduce the Commitments, PROVIDED that (i) any such reduction of the Commitments shall be accompanied by the prepayment of the Revolving Notes, together with accrued interest thereon to the date of such prepayment and any amount due pursuant to Section 2.7, to the extent, if any, that the aggregate unpaid principal amount thereof then outstanding exceeds the amount of the Commitments as then reduced and (ii) any such termination of the Commitments shall be accompanied by prepayment in full of the unpaid principal amount of the Revolving Notes together with accrued interest thereon to the date of such prepayment and any amount due pursuant to Section 2.7 and all amounts owing hereunder and under the Revolving Notes. Any such partial reduction of the Commitments shall be in an aggregate principal amount of $250,000 or any whole multiple thereof and shall reduce permanently and on a ratable basis the Commitments then in effect hereunder. Upon receipt of any notice of optional reduction of the Commitments from the Borrower, the Agent shall promptly give notice thereof to each Bank.

         Section 2.5. MANDATORY REDUCTION OF COMMITMENT.

         (a) On each of the dates indicated below, commencing on March 31, 2000, the aggregate Commitments of the Banks shall be reduced, on a ratable basis, automatically in the following amounts:

                                                                         Aggregate
                                                  Total                 Commitments
                                                Mandatory                Available
                Date                            Reduction             After Reduction
                ----                            ---------             ---------------
                March 31, 2000                    $875,000              $17,625,000
                June 30, 2000                     $875,000              $16,750,000
                September 30, 2000                $875,000              $15,875,000
                December 31,2000                  $875,000              $15,000,000
                March 31, 2001                  $1,125,000              $13,875,000
                June 30, 2001                   $1,125,000              $12,750,000
                September 30, 2001              $1,125,000              $11,625,000
                December 31, 2001               $1,125,000              $10,500,000
                March 31, 2002                  $1,000,000               $9,500,000
                June 30, 2002                   $1,000,000               $8,500,000
                September 30, 2002              $1,000,000               $7,500,000
                December 31, 2002               $1,000,000               $6,500,000
                March 31, 2003                  $1,000,000               $5,500,000
                June 30, 2003                   $1,000,000               $4,500,000
                September 30,2003               $1,000,000               $3,500,000
                December 31,2003                $1,000,000               $2,500,000
                March 31, 2004                  $1,250,000               $1,250,000
                June 30, 2004                   $1,250,000                       $0


         In addition, if the Borrower raises additional capital through an equity sale, the Banks shall have the option to require the Borrower to apply up to 50% of the net sale proceeds from such sale to the reduction of their Commitments. The proceeds will be applied on the date of the sale to the scheduled Commitment reductions in inverse order.

         (b) On the effective date of each reduction of the Commitments of the Banks pursuant to Section 2.5(a), the Borrower shall repay such principal amount (together with accrued interest thereon and any amount due pursuant to Section 2.7(b)) of outstanding Revolving Loans, if any, as may be necessary so that after such repayment the aggregate unpaid principal amount of the Revolving Loans owed to the Banks does not exceed the aggregate Commitments of the Banks as then reduced.

         Section 2.6. CONVERSION OR CONTINUATION OF REVOLVING LOANS. The Borrower shall have the right to Convert Revolving Loans of one type into Revolving Loans of another type or to Continue Eurodollar Rate Loans, at any time or from time to time, PROVIDED that: (a) the Borrower shall give the Agent a Notice of Continuation or Conversion in the form of EXHIBIT B-2, as applicable, prior to 11:00 a.m. (California time) on the date at least three (3) Business Days prior to the last day of the Interest Period of any Revolving Loan to be Converted into or Continued as a Eurodollar Rate Loan; (b) Eurodollar Rate Loans may be Converted or Continued only on the last day of an Interest Period for such Revolving Loans; (c) each Conversion or Continuation of a Eurodollar Rate Loan shall be in an amount at least equal to $250,000 or in any greater amount which is an integral multiple thereof; (d) no Event of Default shall have occurred and be continuing at the time of any Conversion to a Eurodollar Rate Loan or Continuation of any such Eurodollar Rate Loan into a subsequent Interest Period; (e) accrued interest on the Revolving Loan (or portion thereof) being Converted or Continued shall be paid by the Borrower at the time of Continuation or Conversion; and (f) each request for a Continuation as or Conversion to a Eurodollar Rate Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one (1) month.

         Notwithstanding anything to the contrary herein contained, if, upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, the Borrower shall fail to give a Notice of Continuation or Conversion as set forth in this Section 2.6, the Borrower shall be deemed to have given a Notice of Continuation of such Eurodollar Rate Loan in principal amount equal to the outstanding principal amount of such Eurodollar Rate Loan and having an Interest Period of one (1) month.

         Section 2.7. OPTIONAL PREPAYMENTS.

         (a) The Borrower may, upon at least one (1) Business Day's notice to the Agent, prepay the Base Rate Loans, without premium or penalty, in whole at any time or from time to time in part by paying the principal amount being prepaid together with accrued interest thereon to the date of prepayment.

         (b) The Borrower may, upon at least three (3) Business Days' notice to the Agent, prepay the Eurodollar Rate Loans, in whole at any time or from time to time in part, by paying the principal amount being prepaid together with (i) accrued interest thereon to the date of prepayment and (ii) if such prepayment occurs on a date that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, any amounts as shall be sufficient (in the reasonable opinion of the Banks) to compensate each Bank for any reasonable losses, costs or expenses (excluding any losses of anticipated profit), as certified by such Bank (such certification setting forth the basis for such compensation), which such Bank may reasonably incur as a result of such prepayment, including without limitation, any loss, cost or expense incurred by reason of funds liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Eurodollar Rate Loan and any administrative costs, expenses or charges of such Bank as a result thereof.

         Without limiting the effect of the preceding sentence, compensation shall include a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the Interest Period of the Revolving Loan as to which the prepayment is made, shall be subtracted from the Eurodollar Rate for such Interest Period in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the

Interest Period as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to the Agent upon payment of such Eurodollar Rate Loan. If by reason of an Event of Default, the Required Banks elect to declare the Revolving Notes to be immediately due and payable, then any yield maintenance fee with respect to a Eurodollar Rate Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

         (c) Upon receipt of any notice of prepayment from the Borrower pursuant to Section 2.7(a) or 2.7(b), the Agent shall promptly give notice thereof to each Bank. If any such notice is given by the Borrower, the amount specified in such notice shall be due and payable on the date specified therein.

         Section 2.8. INTEREST ON THE REVOLVING LOANS.

         (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Base Rate Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day, plus the Applicable Margin. Interest shall be payable on the last day of the Interest Period applicable thereto. Such interest shall accrue from and including the date of such Borrowing to but excluding the date of any repayment thereof and shall be computed on the basis of a fraction, the numerator of which is the actual number of days elapsed from the date of Borrowing and the denominator of which is three hundred sixty (360).

         (b) Each Eurodollar Rate Loan shall bear interest on the unpaid principal amount thereof, for each day from the date such Eurodollar Rate Loan is made until it becomes due, at a rate per annum equal to the Eurodollar Rate for the relevant Interest Period, plus the Applicable Margin. Interest shall be payable on the last day of the Interest Period applicable thereto; PROVIDED, that if such Interest Period is longer than ninety (90) days, interest shall be payable every ninety (90) days and on the last day of such Interest Period. Such interest shall accrue from and including the date of such Borrowing to but excluding the date of any repayment thereof and shall be computed on the basis of a fraction, the numerator of which is the actual number of days elapsed from the date of Borrowing and the denominator of which is three hundred sixty (360).

         (c) Overdue principal of, and to the extent permitted by law, interest on each Revolving Loan shall bear interest for each day until paid at a rate per annum equal to the Default Rate.

         Section 2.9. FEES. The Borrower shall pay to the Agent for the ratable benefit of the Banks a nonrefundable stand-by commitment fee for the Commitment Period, payable in arrears at the rate of one-half (1/2) of one percent (1%) per annum, on the average daily unused portion of each Bank's Commitment with respect to the Revolving Loans, which stand-by commitment fee shall be payable quarterly on the first Business Day of January, April, July, and October of each year beginning April 1, 2000. Such fee shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed.

         Section 2.10. PRO RATA TREATMENT AND PAYMENTS GENERALLY. Each payment by the Borrower on account of the principal of and interest on the Revolving Loans, and any reduction of the Commitments of the Banks, shall be payable to the Banks on a pro rata basis. All payments under this Agreement shall be made in Dollars in immediately available funds not later than 1:00 p.m. (Massachusetts time) on the due date (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day) to the Agent at its address set forth on the signature pages hereof or at such other address as it may hereafter designate by notice to the Borrower and the Banks for the account of the Lending Office of each Bank specified by such Bank on SCHEDULE 1.1 HERETO. The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If such payment is not made available by the Agent to any Bank within one (i) Business Day of the Agent's receipt of payment from the Borrower, such Bank shall be entitled to recover such amount from the Agent with interest thereon at a rate per annum equal to the Base Rate. The Borrower shall, at the time of making each payment under this Agreement, specify to the Agent the principal or other amount payable by the Borrower under this Agreement to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion). The Borrower authorizes the Agent to charge any account maintained by the Borrower at the Agent to satisfy the Borrower's payment obligations hereunder. If any account is so charged on the due date, the payment shall be deemed to have been timely made. If the due date of any payment under this Agreement would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and such extension of time shall in such case be included in the computation of such payment; PROVIDED that, if such extension would cause the last day of an Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day.

         Section 2.11. CAPITAL ADEQUACY. If after the date hereof, either (i) the introduction of, or any change in, or in the interpretation or enforcement of, any law, regulation, order, ruling, interpretation, directive, guideline or request or (ii) the compliance with any order, ruling, interpretation, directive, guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued, announced, published, promulgated or made after the date hereof (including, in any event, any law, regulation, order, ruling, interpretation, directive, guideline or request contemplated by the report dated July, 1988 entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basle Committee on Banking Regulation and Supervisory Practices) affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling such Bank and such Bank reasonably determines that the amount of such required or expected capital is increased by or based upon the existence of such Bank's Revolving Loans hereunder or such Bank's commitment to lend hereunder, then, upon demand by such Bank, through the Agent, the Borrower shall be liable for, and shall pay to such Bank, within thirty (30) days following demand from time to time by the Bank, through the Agent, additional amounts sufficient to compensate such Bank in the light of such circumstances for the effects of such law, regulation, order, ruling, interpretation, directive, guideline or request, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's Revolving Loans hereunder or of such Bank's commitment to lend hereunder. A certificate substantiating such amounts and identifying the event giving rise thereto, which shall be submitted to the Borrower by such Bank, through the Agent, at the time of its demand for such compensation, shall be conclusive, absent demonstrable error. Each Bank shall promptly notify the Borrower, through the Agent, of any event of which it has knowledge occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section, and each Bank shall take any reasonable action available to it consistent with its internal policy and legal and regulatory restrictions (including the designation of a different Lending Office, if any) that will avoid the need for, or reduce the amount of, such compensation and will not in the reasonable judgment of such Bank be otherwise disadvantageous to such Bank.

         Section 2.12. INCREASED COSTS. (a) If after the date hereof, due to either (i) the introduction of or any change in or in the interpretation or enforcement of, any law, regulation, order, ruling, directive, guideline or request, or (ii) the compliance with any order, ruling, directive, guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued, announced, published, promulgated or made after the date hereof, there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, then the Borrower shall be liable for, and shall from time to time, within thirty (30) days following a demand by such Bank, through the Agent, pay to such Bank for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost; PROVIDED, HOWEVER, that before making any such demand, each Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would allow such Bank or its Lending Office to continue to perform its obligations to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate substantiating the amount of such increased cost, which shall be submitted to the Borrower by the Bank, through the Agent, at the time of its demand for such compensation, shall be conclusive, absent demonstrable error.

         (b) Upon notice by the relevant Bank, through the Agent, accompanied by a certificate showing in reasonable detail the calculation of such amount, the Borrower shall reimburse each Bank and shall hold each Bank harmless from any loss or expense which the Banks may sustain or incur as a consequence of the failure of the Borrower to (i) make a Borrowing hereunder after the Borrower has given a Notice of Borrowing or (ii) make any optional prepayment after the Borrower has provided notice thereof under Section 2.7 hereof.

         Section 2.13. ILLEGALITY. (a) Notwithstanding any other provision of this Agreement, if after the date hereof the introduction of, or any change in or in the interpretation or enforcement of, any law, regulation, order, ruling, directive, guideline or request shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Bank or its Lending Office to perform its obligations hereunder to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans hereunder, then, on notice thereof by such

Bank, through the Agent, to the Borrower, (i) the obligation of such Bank to make Eurodollar Rate Loans shall terminate (and such Bank shall make all of its Revolving Loans as Base Rate Loans notwithstanding any election by the Borrower to have such Bank make Eurodollar Rate Loans) and (ii) if legally permissible, at the end of the current Interest Period for such Eurodollar Rate Loans, and otherwise five (5) Business Days after such notice and demand, all Eurodollar Rate Loans of such Bank then outstanding will automatically convert into Base Rate Loans; PROVIDED, HOWEVER, that before making any such demand, each Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would allow such Bank or its Lending Office to continue to perform its obligations to make Eurodollar Rate Loans and would not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate describing such introduction or change in or in the interpretation or enforcement of such law, regulation, order, ruling, directive, guideline or request, which shall be submitted to the Borrower by such Bank, through the Agent, at the time of its demand, shall be conclusive evidence of such introduction, change, interpretation or enforcement, absent demonstrable error. Each of the Banks and the Borrower agree to negotiate in good faith in order to agree upon a mutually acceptable mechanism to provide that Eurodollar Rate Loans made by any Bank as to which the foregoing conditions occur shall convert into Base Rate Loans.

         (b) Notwithstanding any other provision of this Agreement, if after the date hereof the Agent determines that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section
1.1 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Rate Loans and as a result the Agent ceases to make Eurodollar Rate Loans or comparable loans generally available to other customers, then, on notice thereof by the Agent to the Borrower, (i) the obligation of the Banks to make Eurodollar Rate Loans shall terminate (and the Banks shall make all Revolving Loans as Base Rate Loans notwithstanding any election by the Borrower to have the Banks make Eurodollar Rate Loans). A certificate describing such event submitted to the Borrower by the Agent shall be conclusive evidence of such event, absent manifest error.

         Section 2.14. PAYMENTS TO BE FREE OF DEDUCTIONS. All payments by the Borrower under this Agreement shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes (other than any taxes imposed on or measured by the gross income or profits of any Bank or applicable Lending Office thereof), levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any country or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder, it will pay to Agent, on the date on which such amount becomes due and payable hereunder and in Dollars, such additional amount as shall be necessary to enable each Bank to receive the same net amount which it would have received on such due date had no such obligation been imposed upon the Borrower. If, at any time, any Bank, or any permitted assignee of such Bank hereunder (an "Assignee"), is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof, such Bank or the Assignee shall deliver to the Borrower, through the Agent, on the date it becomes a party to this

Agreement, and at such other times as may be necessary in the determination of the Borrower in its reasonable discretion, such certificates, documents or other evidence, properly completed and duly executed by such Bank or the Assignee (including, without limitation, Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Bank or the Assignee is not subject to deduction or withholding of United States Federal Income Tax under Section 1441 or 1442 of the Internal Revenue Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Bank or the Assignee of principal, interest, fees or other amounts payable hereunder. The Borrower shall not be required to pay any additional amount to such Bank or any Assignee under this Section 2.14 if such Bank or such Assignee shall have failed to satisfy the requirements of the immediately preceding sentence; PROVIDED that if any Bank or any Assignee shall have satisfied such requirements on the date it became a party to this Agreement, nothing in this Section 2.14 shall relieve Borrower of its obligation to pay any additional amounts pursuant to this
Section 2.14 in the event that, as a result of any change in applicable law, such Bank or such Assignee is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Bank or the Assignee is not subject to withholding as described in the immediately preceding sentence.

         Section 2.15. COMPUTATIONS. All computations of interest and like payments hereunder on the Revolving Loans shall, in the absence of clearly demonstrable error, be considered correct and binding on the Borrower and the Banks, unless within thirty (30) Business Days after receipt of any notice by the Agent of such outstanding amount, the Borrower or any Bank notifies the Agent in writing to the contrary.

         Section 2.16. SHARING OF PAYMENTS, ETC. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Revolving Loans made by it (other than pursuant to Sections 2.11,.2.12, 2.13 or 2.14) in excess of its ratable share of payments on account of outstanding Revolving Loans obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Revolving Loans made by them as shall be necessary to cause such Bank to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and each such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery, together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.17 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

         Section 2.17. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified in writing by a Bank prior to any date on which a Revolving Loan is to be made, which notice shall be effective upon receipt, that such Bank does not intend to make available to the Agent such Bank's pro rata share of the Revolving Loan requested, the Agent may assume that such Bank has made such amount available to the Agent on such date and Agent may, in its sole discretion (but shall not be obligated to), make available to the Borrower a corresponding amount on such date. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank together with interest thereon, for each day from the date the Agent made such amount available to the Borrower until the date such amount is repaid to the Agent, at a rate per annum equal to the Federal Funds Rate for two days and thereafter at the Default Rate. If Such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent provided, however, that in such event the Borrower shall not have any obligation under Section 2.7(b) or Section 2.12(b) to reimburse such Bank for any loss, cost or expense which such Bank may incur as a result of such prepayment and such payment by the Borrower shall not be deemed a failure to make a borrowing hereunder after the Borrower shall have given a Notice of Borrowing. Nothing in this Section 2.18 shall be deemed to relieve any Bank from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                        ARTICLE 3. CONDITIONS PRECEDENT.

         Section 3.1. DOCUMENTARY CONDITIONS PRECEDENT. The effectiveness of the amendment and restatement of the Existing Credit Agreement provided for hereby is subject to the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent and each Bank in form and substance:

         (a) LOAN DOCUMENTS. The Agent shall have received (i) this Agreement, with a counterpart for each Bank, executed and delivered by a duly authorized officer of the Borrower; (ii) a Revolving Note for the account of each Bank, completed, executed, and delivered by a duly authorized officer of the Borrower and, with regard to Fleet, in exchange for the promissory note issued under the Existing Credit Agreement; (iii) the CORE Pledge Agreement, executed and delivered by a duly authorized officer of the Borrower; (iv) the CORE Security Agreement, executed and delivered by a duly authorized officer of the Borrower;
(v) the Subsidiary Guarantee, executed and delivered by a duly authorized officer of each Subsidiary; (vi) the Subsidiary Security Agreement, executed and delivered by a duly authorized officer of each Subsidiary; and (vii) the Trademark Security Agreement, executed and delivered by a duly authorized officer of the Borrower and Core Management, Inc., a California corporation.

         (b) PLEDGED STOCK; STOCK POWERS. The Agent shall have received (i) certificates representing the stock pledged pursuant to the CORE Pledge Agreement, together with an undated stock power executed in blank for each such certificate and (ii) the Issuer's Consent attached to the CORE Pledge Agreement, executed and delivered by a duly authorized officer of the relevant issuer.

         (c) UCC AND TRADEMARK FILINGS. All documents (including, without limitation, financing statements) required to be filed in respect of the Security Documents in order to create in favor of the Agent, for the benefit of the Agent and the ratable benefit of the Banks, a perfected, first priority security interest in the Collateral described therein with respect to which a security interest may be perfected by filing under the Uniform Commercial Code or the Lanham Act, as the case may be, shall have been properly completed and signed for filing in each office listed on Schedule 3.1. The Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full or otherwise provided for.

         (d) CORPORATE PROCEEDINGS. The Agent shall have received, with a copy for each Bank, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower and each Subsidiary authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party, (ii) with respect to the Borrower, the grant of the Liens pursuant to the Security Documents to which it is a party and (iii) with respect to each Subsidiary, the grant of the Liens pursuant to the Security Documents to which it is a party, in each case certified by the Secretary or an Assistant Secretary of the Borrower or such Subsidiary at the Amendment Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent.

         (e) INCUMBENCY CERTIFICATES. The Agent shall have received, with a copy for each Bank, a certificate, dated the Amendment Effective Date, of the Secretary or an Assistant Secretary of the Borrower and each Subsidiary as to the incumbency and signature of the officer or officers signing the Loan Documents to which such Person is a party, together with evidence of the incumbency of such Secretary or Assistant Secretary.

         (f) CORPORATE DOCUMENTS. The Agent shall have received, with a copy for each Bank, true and complete copies of the certificate of incorporation and by-laws of the Borrower and each Subsidiary, certified at the Amendment Effective Date as complete and correct copies thereof, by the Secretary or an Assistant Secretary of the Borrower or each Subsidiary.

         (g) GOOD STANDING CERTIFICATES. The Agent shall have received, with a copy for each Bank, certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower and each Subsidiary in its state of incorporation and in each state where failure to obtain authority to do business as a foreign corporation would have a Materially Adverse Effect.

         (h) TAX GOOD STANDING CERTIFICATES. The Agent shall have received, with a copy for each Bank, certificates dated as of a recent date from the appropriate tax authority of such jurisdiction, evidencing the payment by the Borrower and each Subsidiary of all taxes owed in its state of incorporation and, if different, its principal place of business.

         (i) FINANCIAL STATEMENTS. The Agent shall have received, with a copy for each Bank, copies of the financial statements referred to in Section 4.5.

         (j) LIEN SEARCHES. The Agent shall have received the results of a recent search by a Person satisfactory to the Agent of Uniform Commercial Code and other filings which may have been filed with respect to the personal property of the Borrower or any Subsidiaries in those locations of which the Agent notifies the Borrower prior to the Amendment Effective Date.

         (k) LITIGATION. No suit, action, investigation, inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be formally instituted or threatened and no preliminary or permanent injunction or restraining order by a state or federal court shall have been entered or threatened (i) in connection with any Loan Document or any of the transactions contemplated hereby or thereby or (ii) which, in the reasonable opinion of the Agent, could have a Materially Adverse Effect.

         (l) NO VIOLATION. The consummation of the transactions contemplated by this Agreement, the Revolving Note and the other Loan Documents shall not contravene, violate or conflict with, nor involve the Agent or any of the Banks in any violation of, any Requirement of Law.

         (m) CONSENTS, LICENSES AND APPROVALS. The Agent shall have received, with a copy for each Bank, a certificate, dated the Amendment Effective Date, executed by a duly authorized officer of the Borrower stating that all consents, licenses, approvals, authorizations, notices and filings necessary or advisable in connection with the financings contemplated by this Agreement, the continuing operations of the Borrower and each Subsidiary, and the consummation of the Acquisition have been obtained and are in full force and effect.

         (n) INSURANCE. The Agent shall have received evidence satisfactory to it that the Borrower and its Subsidiaries have in place insurance satisfying the requirements of Section 5.5.

         (o) REPRESENTATIONS AND WARRANTIES. The Agent shall have received a certificate of a Senior Officer of the Borrower, dated the Amendment Effective Date, certifying on behalf of the Borrower that (i) the representations and warranties in Article 4 are true, complete and correct in all material respects on such date as though made on and as of such date, (ii) no event has occurred and is continuing which constitutes a Default or Event of Default, (iii) the Borrower has performed and complied with all agreements and conditions contained in this Agreement which are required to be performed or complied with by the Borrower at or before the Amendment Effective Date, and (iv) there has been no material adverse change in the financial condition, operations, Properties, business, or as far as the Borrower can reasonably foresee, prospects of the Borrower and its Subsidiaries, if any, taken as a whole from that reflected in the most recent annual GAAP statements delivered by the Borrower pursuant to
Section 5.8(a) of the Existing Credit Agreement.

         (p) COMPLIANCE WITH COVENANTS. The Agent shall have received, with a copy for each Bank, certificate of a Senior Officer of the Borrower, dated the Amendment Effective Date, substantially in the form of EXHIBIT C, which certificate shall include information required to establish that the Borrower will be in compliance with the covenants set forth in this Agreement, after giving effect to the transactions contemplated herein.

         (q) LEGAL OPINIONS. The Agent shall have received a favorable opinion of Rich, May, Bilodeau & Flaherty, P.C., counsel to the Borrower, dated the Amendment Effective Date, in substantially the form set forth in EXHIBIT D.

         (r) SATISFACTION OF AGENT. All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and the Agent shall have received any and all other information and documents with respect to the Borrower which it may reasonably request.

         Section 3.2. ADDITIONAL CONDITIONS PRECEDENT TO EACH LOAN. The obligation of each Bank to make Revolving Loans pursuant to a Borrowing (including any Borrowing on the Amendment Effective Date), unless waived by the Required Banks, shall be subject to the further conditions precedent that on the date of such Revolving Loan:

         (a) each of the representations and warranties made by the Borrower and each Subsidiary in or pursuant to the Loan Documents are true and correct in all material respects on and as of the date of such Revolving Loan as though made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

         (b) there does not exist any Default or Event of Default under this Agreement;

         (c) there has been no material adverse change in the financial condition, operations, Properties, business or prospects of the Borrower and its Subsidiaries, if any, taken as a whole, since the date of the last Borrowing under this Agreement (or if no Borrowing has occurred, since the date of this Agreement); and

         (d) the Agent shall have received a Notice of Borrowing in the form of EXHIBIT B-1, except to the extent otherwise provided in Section 2.6.

         Section 3.3. DEEMED REPRESENTATIONS. Each Notice of Borrowing hereunder and acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty that the statements contained in
Section 3.2(a) are true and correct both on the date of such Notice of Borrowing and, unless the Borrower otherwise notifies the Agent prior to such Borrowing, as of the date of such Borrowing.

                   ARTICLE 4. REPRESENTATIONS AND WARRANTIES.

         The Borrower hereby represents and warrants the following:

         Section 4.1. INCORPORATION, GOOD STANDING AND DUE QUALIFICATION. The Borrower and each Subsidiary is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own its assets and to transact the business in which it is now engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a Materially Adverse Effect. The Borrower has all requisite power and authority to execute and deliver and to perform this Agreement, the Revolving Notes and the other Loan Documents to which it is a party, to borrow hereunder and to grant the Liens pursuant to the Security Documents to which it is a party and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Revolving Notes, the grant of the Liens pursuant to the Security Documents to which it is a party and the execution, delivery and performance of this Agreement, the Revolving Notes and each other Loan Document to which it is a party. Each Subsidiary has all requisite power and authority to execute and deliver the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the grant of the Liens pursuant to the Security Documents to which it is a party and the execution, delivery and performance of each Loan Document to which it is a party.

         Section 4.2. CORPORATE POWER AND AUTHORITY; NO CONFLICTS. The execution, delivery and performance by the Borrower and each Subsidiary of each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its shareholders; (b) violate any provisions of its articles of incorporation or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U and X), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon the Borrower or any Subsidiary; (d) result in a breach of or constitute a default or require any consent under any indenture, mortgage or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower or any Subsidiary is a party or by which it or its Properties may be bound; or (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Borrower or any Subsidiary, except as created by the Security Documents.

         Section 4.3. LEGALLY ENFORCEABLE AGREEMENTS. This Agreement and each other Loan Document to which the Borrower or a Subsidiary is a party constitute the legal, valid and binding obligations of the Borrower or such Subsidiary, as the case may be, enforceable against the Borrower or such Subsidiary, as the case may be, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

         Section 4.4. LITIGATION. Except as disclosed on Schedule 4.4, there are no actions, suits or proceedings or investigations pending or, as far as the Borrower can reasonably foresee, threatened against or affecting the Borrower or any of its Subsidiaries, or any Property of any of them before any court, governmental agency or arbitrator, which (i) relate to any past proposed or consummated acquisition by the Borrower or any Subsidiary or (ii) if determined adversely to the Borrower or any such Subsidiary would in any one case or in the aggregate have a Materially Adverse Effect.

         Section 4.5. FINANCIAL STATEMENTS.

         (a) The consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1996, December 31, 1997 and December 31, 1998 and the related consolidated statements of operations, stockholders' equity, and cash flows of the Borrower and its Subsidiaries for the fiscal years then ended, and the accompanying footnotes, together with the opinion thereon of Ernst & Young LLP, independent certified public accountants, and the unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the six-month period then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Borrower and its Subsidiaries, taken as a whole, as at such dates and the results of the operations of the Borrower and its Subsidiaries, taken as a whole, for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end accruals and audit adjustments and the absence of footnotes in the case of the interim financial statements). There are no liabilities of the Borrower or any Subsidiary, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since June 30, 1999 and other than this Agreement and the other Loan Documents. No written information, exhibit or report furnished by the Borrower to the Agent or any Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state any fact necessary to make the statements contained therein not materially misleading. Since June 30, 1999 no event or circumstance has occurred that would have a Materially Adverse Effect.

         (b) The Acquisition Pro-Formas were prepared in good faith and were based on reasonable assumptions.

         (c) The balance sheets of DRMS as of December 31, 1996 and December 31, 1997 and the related consolidated statements of income, retained earnings and cash flows of DRMS for the fiscal years then ended, and the accompanying footnotes, the audited interim balance sheet of DRMS as at June 30, 1998 and the related statement of income, retained earnings and cash flows for the six-month period then ended and the unaudited interim balance sheet of DRMS as at July 31, 1998 and the related statement of income for the seven-month period then ended, copies of which have been furnished to the Agent, fairly presented the financial condition of DRMS as at such dates and the results of the operations of DRMS for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end accruals and audit adjustments and the absence of footnotes in the case of the interim financial statements). There were no liabilities of DRMS, fixed or contingent, which were material but were not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since June 30, 1998.

         Section 4.6. OWNERSHIP AND LIENS. Each of the Borrower and its Subsidiaries has good and valid title to, or valid leasehold interests in, its material Properties and assets, real and personal, including the material Properties and assets, and leasehold interests reflected in the financial statements referred to in Section 4.5 (other than any Properties or assets disposed of in the ordinary course of business of the Borrower and its Subsidiaries), and none of the material Properties and assets owned by the Borrower or its Subsidiaries, and none of its leasehold interests is subject to any Lien other than the Lien created by the Security Documents, except as disclosed in such financial statements or in SCHEDULE 4.6, or as may be permitted hereunder.

         Section 4.7. TAXES. Each of the Borrower and its Subsidiaries has filed all federal and state tax returns and all other material local tax returns required to be filed, has paid all due and payable taxes, assessments and governmental charges and levies, including interest and penalties, imposed upon it or upon its Properties, and has made adequate provision for the payment of such taxes, assessments and other charges accruing but not yet due and payable, except with respect to taxes which are being contested in good faith by the Borrower or its Subsidiaries and for which the Borrower or its Subsidiaries has established and maintains adequate reserves for payment. To the best knowledge of the Borrower, there is no tax assessment contemplated or proposed by any governmental agency against the Borrower or any of its Subsidiaries that would have a Materially Adverse Effect.

         Section 4.8. ERISA. Each of the Borrower and its Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA. Within the three-year period prior to the date hereof, neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan subject to Title IV of ERISA been terminated; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; each of the Borrower and its ERISA Affiliates has met its minimum funding requirements under ERISA with respect to all of its Plans and there are no Unfunded Vested Liabilities and neither the Borrower nor any ERISA Affiliate has incurred any material liability to the PBGC under ERISA other than for premium payments incurred in the normal course of operating the Plans.

         Section 4.9. SUBSIDIARIES AND OWNERSHIP OF STOCK. SCHEDULE 4.9 correctly sets forth the names of all Subsidiaries of the Borrower as of the date of this Agreement. All of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by the Borrower or a Subsidiary of the Borrower, as disclosed on said Schedule; there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary; and all such shares or equity interests so owned are duly authorized, validly issued, fully paid, non-assessable, and were issued in compliance with all applicable state and federal securities and other laws, and are free and clear of all Liens, except for Liens arising under the CORE Pledge Agreement or for such Liens which otherwise may be permitted hereunder.

         Section 4.10. CREDIT ARRANGEMENTS. SCHEDULE 4.10 is a complete and correct list of all credit agreements, indentures, guaranties, Capital Leases, mortgages, and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any of its Subsidiaries is in any manner directly or contingently obligated, other than trade payables in the ordinary course of business of the

Borrower and its Subsidiaries and the obligations under the Loan Documents; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are therein set forth and are correctly stated as of the date hereof, and all Liens given or agreed to be given as security therefor are therein set forth and are correctly described or indicated in such Schedule.

         Section 4.11. OPERATION OF BUSINESS. Each of the Borrower and its Subsidiaries possesses all licenses, permits and franchises, or rights thereto, necessary to conduct its business as now conducted and as presently proposed to be conducted, the absence of which would have a Materially Adverse Effect, and neither the Borrower nor any of its Subsidiaries is in violation in any material respect of any valid rights of others with respect to any of the foregoing.

         Section 4.12. NO DEFAULT ON OUTSTANDING JUDGMENTS OR ORDERS. Each of the Borrower and its Subsidiaries has satisfied all material judgments and neither the Borrower nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, which would, in any one case or in the aggregate, have a Materially Adverse Effect.

         Section 4.13. NO DEFAULTS ON OTHER AGREEMENTS. Neither the Borrower nor any of its Subsidiaries is a party to any indenture, mortgage or loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which would have a Materially Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument, including prospectuses and investment policies, material to its business to which it is a party.

         Section 4.14. GOVERNMENTAL REGULATION. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

         Section 4.15. CONSENTS AND APPROVALS. No authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person, is required to authorize, or is required in connection with the execution, delivery and performance by the Borrower or any of its Subsidiaries of, or the legality, validity, binding effect or enforceability of, any Loan Document to which the Borrower or a Subsidiary is a party, or the Acquisition Agreement, except the consents, approvals or other similar actions listed on SCHEDULE 4.15 attached hereto. SCHEDULE 4.15 describes those consents, approvals or other similar actions which have been duly and properly obtained or which may have to be obtained by the Bank in order to enforce its rights under this Agreement and the other Loan Documents or the Acquisition Agreement. Except as disclosed on said Schedule, such consents, approvals or other similar actions have been obtained and have not been modified, amended, rescinded or revoked, and are in full force and effect.

         Section 4.16. PARTNERSHIPS. Except as set forth in SCHEDULE 4.16, neither the Borrower nor any of its Subsidiaries is a partner in any partnership.

         Section 4.17. ENVIRONMENTAL PROTECTION. Each of Borrower and its Subsidiaries has obtained all permits, licenses and other authorizations which are required under all environmental laws, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, except to the extent failure to have any such permit, license or authorization would not reasonably be expected to have a Materially Adverse Effect. Each of the Borrower and its Subsidiaries is in compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the environmental laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not reasonably be expected to have a Materially Adverse Effect. None of the Properties of the Borrower or its Subsidiaries, either owned or leased, have been included or, as far as the Borrower can reasonably foresee, proposed for inclusion on the National Priorities List adopted pursuant to the Comprehensive Environmental Response Compensation and Liability Act, as amended, or on any similar list or inventory of sites requiring response or cleanup actions adopted by any other federal, state or local agency.

         Section 4.18. COPYRIGHTS, PATENTS, TRADEMARKS, ETC. Each of the Borrower and its Subsidiaries owns or is duly licensed or otherwise entitled to use all patents, trademarks, service marks, trade names, and copyrighted materials ("Intellectual Property") which are used in the operation of its business as presently conducted, except where the failure to be so licensed or entitled would not have a Materially Adverse Effect. SCHEDULE 4.18 sets forth a listing of all Intellectual Property that is material to the operation of the business of the Borrower and its Subsidiaries as presently and proposed to be conducted. No claim is pending or, as far as the Borrower can reasonably foresee, threatened against the Borrower or any of its Subsidiaries contesting the use of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claims, other than claims which, if adversely determined, would not have a Materially Adverse Effect. To the best of the Borrower's knowledge, the use of such Intellectual Property by the Borrower and each Subsidiary does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not have a Materially Adverse Effect.

         Section 4.19. COMPLIANCE WITH LAWS. Neither the Borrower nor any of its Subsidiaries is in violation of any laws, ordinances, rules or regulations, applicable to it, of any federal, state or municipal governmental authorities, instrumentalities or agencies, including without limitation, the United States Occupational Safety and Health Act of 1970, as amended, except where such violation would not have a Materially Adverse Effect. The Borrower and each

Subsidiary is in compliance with all laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and the Borrower and each Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any governmental or public agency that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, would not have a Materially Adverse Effect.

         Section 4.20. EVENTS OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         Section 4.21. NO ADVERSE CHANGE. Since December 31, 1998, there has occurred no event which has had or, as far as the Borrower can reasonably foresee, could have a Materially Adverse Effect, except as is disclosed by the Borrower's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999.

         Section 4.22. USE OF PROCEEDS. The Borrower shall use the proceeds of any Revolving Loans made on or after the Amendment Effective Date for general corporate purposes of the Borrower. No part of such proceeds shall be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any "margin stock" (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System) in violation of Regulations U and X. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock".

         Section 4.23. LOCATION OF BOOKS AND RECORDS. All of the books of account and records of the Borrower and its Subsidiaries are located at the Borrower's headquarters at 18881 Von Karman Avenue, Suite 1750, Irvine, California 92612 except that the books of account and records of DRMS are maintained at 178 Middle Street, Portland, Maine 04112-9546.

         Section 4.24.  SECURITY DOCUMENTS.

         (a) The provisions of the CORE Pledge Agreement are effective to create in favor of the Agent, for the benefit of the Agent and the ratable benefit of the Banks, a legal, valid and enforceable security interest in all right, title and interest of the pledgor in the Collateral as described therein. The CORE Pledge Agreement constitutes a lien on and security interest in, all right, title and interest of the pledgor in the Collateral described therein and upon delivery to the Agent of the stock certificates evidencing such Collateral, together with stock powers duly executed by the Borrower, the Agent will have a fully perfected first priority security interest in such Collateral.

         (b) The provisions of the CORE Security Agreement are effective to create in favor of the Agent, for the benefit of the Agent and the ratable benefit of the Banks, a legal, valid and enforceable security interest in all right, title and interest of the Borrower in the Collateral as described therein. Except where failure to file would not have a material effect on the Agent's ability to realize effectively on the Collateral as described therein, as a whole, the CORE Security Agreement constitutes a lien on and security interest in, all right, title and interest of the Borrower in such Collateral and upon filing of the Financing Statements in the locations set forth in the CORE Security Agreement, the Agent will have a fully perfected first priority security interest in such Collateral. No Uniform Commercial Code financing statements have been filed by any other Person with respect to such Collateral other than as may be filed in connection with this Agreement and except as described in Schedule 4.24 hereto.

         (c) The provisions of the Subsidiary Security Agreement are effective to create in favor of the Agent, for the benefit of the Agent and the ratable benefit of the Banks, a legal, valid and enforceable security interest in all right, title and interests of each Subsidiary in the Collateral as described therein. Except where failure to file would not have a material effect on the Agent's ability to realize effectively on the Collateral described therein, as a whole, the Subsidiary Security Agreement constitutes a lien on and security interest in, all right, title and interest of each Subsidiary in such Collateral and upon filing of the Financing Statements in the locations set forth in the Subsidiary Security Agreement, the Agent will have a fully perfected first priority security interest in such Collateral. No Uniform Commercial Code financing statements have been filed by any other Person with respect to such Collateral other than as may be filed in connection with this Agreement and except as described in Schedule 4.24 hereto.

         (d) The provisions of the Trademark Security Agreement are effective to create in favor of the Agent, for the benefit of the Agent and the ratable benefit of the Banks, a legal, valid and enforceable security interest in all right, title and interest of the Borrower and its Subsidiaries in the Collateral as described therein. Except where failure to file would not have a material effect on the Bank's ability to realize effectively on the Collateral as described therein, as a whole, the Trademark Security Agreement constitutes a lien on and security interest in, all right, title and interest of the Borrower and its Subsidiaries in such Collateral and upon the filing of the Financing Statements and the Trademark Security Agreement in the locations set forth in the Trademark Security Agreement, the Agent will have a fully perfected first priority security interest in such Collateral. No Uniform Commercial Code financing statements or filings with the United States Patent and Trademark Office have been filed by any other Person with respect to such Collateral other than as may be filed in connection with this Agreement and except as described in Schedule 4.24 hereto.

         Section 4.25. SOLVENCY. The Borrower and each Subsidiary is, and after giving effect to the incurrence of all indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

         Section 4.26 YEAR 2000 COMPATIBILITY. Substantially all programming required to handle all material dates and date processing, in and following the year 2000, of (i) the Borrower's and each of its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or such Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, was substantially completed on March 31, 1999. The expected cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment within the control of the Borrower or its Subsidiaries) is not anticipated to result in a Default or have Material Adverse Effect.

         Section 4.27 CAPITALIZATION. The authorized capital stock of the Borrower consists, as of December 31, 1999, of (i) an aggregate of 30,000,000 shares of common stock, par value $0.10 per share, of which 8,114,288 shares are duly and validly issued and outstanding (and of which no shares are held in treasury), each of which shares is fully paid and nonassessable and (ii) an aggregate 500,000 shares of preferred stock, no par value, of which no shares are issued and outstanding. As of the Amendment Effective Date, except for Equity Rights arising under the Warrant, the Acquisition Agreement and the Asset Purchase Agreement among the Borrower, TCM Services, Inc., Transcend Case Management, Inc. and Transcend Services, Inc. dated March 17, 1998 and any stock bonus awards, restricted stock awards, performance units, stock options or stock appreciation rights heretofore issued thereunder, (x) there are no outstanding Equity Rights with respect to the Borrower and (y) there are no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor are there any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Subsidiaries.

         Section 4.28 TRUE AND COMPLETE DISCLOSURE. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower or any of its Subsidiaries to the Agent and the Banks in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not, as of the Amendment Effective Date, contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the Amendment Effective Date by the Borrower and its Subsidiaries to the Agent and the Banks in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. To the Borrower's knowledge, there is no fact peculiar to the Borrower or any of its Subsidiaries (in contrast to information of a general economic or industry nature) that could have a Materially Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Agent and the Banks for use in connection with the transactions contemplated hereby or thereby.

                        ARTICLE 5. AFFIRMATIVE COVENANTS

         During the term of this Agreement, and until performance, payment and/or satisfaction in full of the Obligations, the Borrower covenants and agrees that it shall, and shall cause each of its Subsidiaries to, unless the Required Banks otherwise consent in writing:

         Section 5.1. MAINTENANCE OF EXISTENCE. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required from time to time, except where failure to be so qualified would not have a Materially Adverse Effect; and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business. The Borrower shall not form any new Subsidiary.

         Section 5.2. CONDUCT OF BUSINESS. Continue to engage in a business of the same general type as conducted by it on the date of this Agreement. Neither the Borrower nor any Subsidiary shall engage, directly or indirectly, in the business of underwriting insurance.

         Section 5.3. MAINTENANCE OF PROPERTIES. Maintain, keep and preserve all of its material Properties (tangible and intangible), necessary or useful in the conduct of its business, in good working order and condition, ordinary wear and tear excepted, EXCEPT that the failure to maintain, preserve and protect a particular item of depreciable Property that is not of significant value, either intrinsically or to the operations of the Borrower and its Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

         Section 5.4. MAINTENANCE OF RECORDS. Keep accurate and complete records and books of account, in which complete entries will be made in accordance with GAAP reflecting all financial transactions of the Borrower and its Subsidiaries, and maintain a fiscal year that ends on December 31.

         Section 5.5. MAINTENANCE OF INSURANCE. Maintain insurance (subject to customary deductibles and retentions) with financially sound and reputable insurance companies, in such amounts and with such coverages (including without limitation public liability insurance, fire, hazard and extended coverage insurance on all of its assets, necessary workers' compensation insurance and all other coverages as are consistent with industry practice) as are maintained by companies of established reputation engaged in similar businesses and similarly situated and furnish to the Agent, upon written request, full information as to the insurance carried.

         Section 5.6. COMPLIANCE WITH LAWS. Comply in all respects with all applicable laws, rules, regulations and orders, except where the failure to so comply would not have a Materially Adverse Effect. Such compliance shall include, without limitation, paying all taxes, assessments and governmental charges imposed upon it or upon its Property (and all penalties and other costs, if any, related thereto), unless contested in good faith by appropriate proceedings and for which adequate reserves have been set aside.

         Section 5.7. RIGHT OF INSPECTION. From time to time upon prior notice and in accordance with customary standards and practices within the banking industry (including, without limitation, upon any Event of Default or whenever the Agent or any Bank may have reasonable cause to believe that an Event of Default has occurred), the Borrower shall permit the Agent or any Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the Properties of, the Borrower and its Subsidiaries to discuss the affairs, finances and accounts of the Borrower and any such Subsidiaries with any of their respective officers and directors and the Borrower's independent accountants, and to make such verification concerning the Borrower and its Subsidiaries as may be reasonable under the circumstances, and furnish promptly to the Agent and the Banks true copies of all financial information that may be reasonably requested by the Agent or any Bank; PROVIDED, that the Agent and each Bank shall use reasonable efforts to not materially interfere with the business of the Borrower and its Subsidiaries and to treat as confidential any and all information obtained pursuant to this Section 5.7, except to the extent disclosure is required by any law, regulation, order, ruling, directive, guideline or request from any central bank or other government authority (whether or not having the force of law).

         Section 5.8. REPORTING REQUIREMENTS. The Borrower shall, and shall cause each of its Subsidiaries, as applicable, to, furnish to the Agent and each of the Banks:

         (a) ANNUAL GAAP STATEMENTS. Within ninety (90) days following the end of Borrower's fiscal year (or, if a registered company, such earlier date as the Borrower's Form 10-K is filed with the Securities and Exchange Commission) copies of:

                  (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the close of such fiscal year, and

                  (ii) the consolidated and consolidating statements of operations and consolidated statements of stockholders' equity and cash flows, in each case of the Borrower and its Subsidiaries for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year and prepared in accordance with GAAP, all in reasonable detail and accompanied by an opinion thereon of Ernst & Young LLP or other firm of independent public accountants of recognized national standing selected by the Borrower and reasonably acceptable to the Required Banks, to the effect that the financial statements have been prepared in accordance with GAAP (except for changes in application in which such accountants concur) and present fairly in all material respects in accordance with GAAP the financial condition of the Borrower and its Subsidiaries as of the end of such fiscal year and the results of its operations for the fiscal year then ended and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary under the circumstances.

         (b) QUARTERLY GAAP STATEMENTS. As soon as available, and in any event within forty-five (45) days after the end of each quarterly fiscal period of the Borrower (other than the fourth fiscal quarter of any fiscal year), copies of:

                  (i) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such fiscal quarter, and

                  (ii) the consolidated and consolidating statements of operations and consolidated statements of stockholders' equity and cash flows, in each case of Borrower and its Subsidiaries for such fiscal quarter and the portion of such fiscal year ended with such fiscal quarter, in each case setting forth in comparative form the figures for the preceding fiscal year and prepared in accordance with GAAP all in reasonable detail and certified as presenting fairly in accordance with GAAP the financial condition of the Borrower and its Subsidiaries as of the end of such period and the results of operations for such period by a Senior Officer of such company, subject only to normal year-end accruals and audit adjustments and the absence of footnotes.

         (C) MONTHLY ACCOUNTS RECEIVABLE AGING REPORT AND FINANCIAL STATEMENTS. As soon as available, and in any event within thirty (30) days following the end of each month, copies of the following, certified by a Senior Officer of the Borrower:

                  (i) a report in form satisfactory to the Agent of the age of accounts receivable generated by the Borrower and each of its Subsidiaries; and

                  (ii) the consolidated and consolidating balance sheet and statements of operations of the Borrower and its Subsidiaries as at the end of and for such month and, with respect to the statements of operations, the portion of the fiscal year ended with such month, together with a report in form satisfactory to the Agent showing a comparison of such results with the Borrower's budget.

         (D) ACTUAL AND PROJECTED QUARTERLY CAPITAL EXPENDITURES. As soon as available, and in any event within forty-five (45) days after the end of each quarterly fiscal period of the Borrower, a report in form satisfactory to the Agent indicating (i) the actual Capital Expenditures of the Borrower and its Subsidiaries for such fiscal quarter and (ii) the projected Capital Expenditures for the remainder of the fiscal year. The report shall also detail for both clauses (i) and (ii) above that portion of Capital Expenditures which comprises software development expenditures and shows both actual Capital Expenditures and software development expenditures compared with the budgeted amounts for such items.

         (e) ANNUAL FORECASTS. On or before January 1 of each year, forecasts for such year of the year-end balance sheet and statement of operations of the Borrower and its Subsidiaries, on a consolidated and consolidating basis and in form satisfactory to the Agent, together with a certificate of a Senior Officer that such forecasts have been prepared in good faith and on reasonable assumptions.

         (f) MANAGEMENT LETTERS. Promptly upon receipt thereof, copies of any reports or management letters relating to the internal financial controls and procedures delivered to the Borrower or any of its Subsidiaries by any independent certified public accountant in connection with examination of the financial statements of the Borrower or any such Subsidiary.

         (g) STOCKHOLDER COMMUNICATIONS AND SEC FILINGS. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower and, if registered, copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the Securities and Exchange Commission under Sections 13 and 15(d) of the Securities and Exchange Act of 1934.

         (h) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of any action, suit and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against the Borrower or any of its Subsidiaries commenced by any creditor or lessor under any written credit agreement with respect to borrowed money or any material agreement, including any lease, which asserts a default thereunder on the part of the Borrower or any of its Subsidiaries.

         (i) NOTICES OF DEFAULT. As soon as practicable and in any event within fifteen (15) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto.

         (j) OTHER FILINGS. At any time upon the reasonable request of the Agent or any Bank, permit the Agent and each Bank the opportunity to review copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as practicable and in any event within fifteen (15) days after the Borrower or any if its Subsidiaries knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any such Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower will deliver to the Agent and each Bank a certificate of a Senior Officer of the Borrower setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower proposes to take with respect thereto.

         (k) QUARTERLY INVESTMENT REPORTS. Within forty-five (45) days after the end of each quarterly fiscal period of the Borrower, a report from the Borrower certifying as to the Investments of the Borrower and its Subsidiaries, including the amount and rating thereof.

         (l) ADDITIONAL INFORMATION. Such additional information as the Agent or any Bank, through the Agent, may reasonably request concerning the Borrower and its Subsidiaries and for that purpose all pertinent books, documents and vouchers relating to its business, affairs and Properties, including Investments as shall from time to time be designated by the Agent or any Bank.

         (m) REPORT OF CUSTOMER FINANCINGS. Within five (5) days after the occurrence of such event, a written notice detailing the substantive terms of each agreement the Borrower or any Subsidiary has entered into with a customer in which the Borrower or such Subsidiary has agreed to finance more than $150,000 of the implementation costs of product sold by the Borrower or such Subsidiary to such customer.

         Section 5.9. CERTIFICATES.

         (a) OFFICERS' CERTIFICATE. Simultaneously with each delivery of financial statements pursuant to Section 5.8(a) and 5.8(b), the Borrower shall deliver to the Agent and each Bank a certificate of its Chief Financial Officer which will

                  (i) certify on behalf of the Borrower that such officer has reviewed this Agreement and the condition and transactions of the Borrower and its Subsidiaries for the period covered by such financial statements, and state that to the best of his knowledge the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents, and no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and

                  (ii) include information (with detailed calculations in the form set out in EXHIBIT C) required to establish whether the Borrower was in compliance with the covenants set forth in this Agreement during the period covered by the financial statements then being delivered.

         (b) ACCOUNTANT'S CERTIFICATE. Simultaneously with each delivery of financial statements pursuant to Section 5.8(a), the Borrower will deliver to the Agent and each Bank a certificate of the independent certified public accountants who certify such statements, stating whether, in the course of their audit of the financial statements, they obtained any knowledge of a condition or event which constitutes a Default or Event of Default and the nature thereof.

         Section 5.10. FURTHER ASSURANCES. The Borrower shall take or shall cause its Subsidiaries to take all such further actions and execute and file or record, at its own cost and expense, all such further documents and instruments as the Agent may at any time reasonably determine may be necessary or advisable; and shall do, execute, acknowledge, deliver, record, file, re-file, record, register and re-register any and all such further acts, deeds, conveyances, estoppel certificates, transfers, certificates, assurances and other instruments as the Bank may reasonably require from time to time in order to carry out more effectively the purposes of this Agreement and the other Loan Documents.

         Section 5.11. COMPLIANCE WITH AGREEMENTS. Promptly and fully comply with all contractual obligations under all agreements, mortgages, indentures, leases and/or instruments to which any one or more of the Borrower and its Subsidiaries is a party, whether such agreements, mortgages, indentures, leases or instruments are with the Agent, any Bank or another Person, except where such failure to so comply would not have a Materially Adverse Effect.

         Section 5.12. USE OF PROCEEDS. Use the proceeds of the Revolving Loans only for the purposes described in Section 4.22.

         Section 5.13. PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including without limitation all payroll and other tax obligations, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be or except where the failure to pay, discharge or otherwise satisfy could not have a Materially Adverse Effect.

         Section 5.14. INTEREST RATE PROTECTION. Maintain interest rate protection arrangements covering the aggregate amount of the Commitments of the Banks, on terms and conditions satisfactory to the Agent.

                         ARTICLE 6. NEGATIVE COVENANTS.

         During the term of this Agreement, and until performance, payment and/or satisfaction in full of the Obligations, the Borrower covenants and agrees that Borrower shall not, and shall not permit its Subsidiaries to, unless the Required Banks otherwise consent in writing:

         Section 6.1. DEBT. Create, incur, assume or suffer to exist any Debt, except:

         (a)      Debt of the Borrower under this Agreement and the Revolving
                  Notes;

         (b)      Debt permitted under Section 6.2 hereof;

         (c) Capital Leases of the Borrower and its Subsidiaries permitted by Section 6.9; and

         (d)      Debt described in Section 4.10.

         Section 6.2. GUARANTIES, ETC. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, or to supply or advance any funds, or an agreement to cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and the Subsidiary Guaranty.

         Section 6.3. LIENS. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its Properties, now owned or hereafter acquired, except:

         (a) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

         (b) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than forty-five (45) days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

         (c) Liens under workers' compensation, unemployment insurance, social security or similar legislation (other than ERISA);

         (d) judgment and other similar Liens arising in connection with court proceedings; PROVIDED that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

         (e) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any of its Subsidiaries of the Property or assets encumbered thereby in the normal course of its business or materially impair the value of the Property subject thereto;

         (f)      Liens referred to in Schedule 4.6;

         (g) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which the Borrower or a Subsidiary is a party as lessee, PROVIDED the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 10% of the annual fixed rentals payable under such lease; and

         (h) Any interest or title of a lessor under any lease permitted by this Agreement, including any Lien granted by the lessee under any such lease and any Lien arising from the filing of UCC financing statements with respect to any such lease.

         Section 6.4. INVESTMENTS. Permit any investment by the Borrower or its Subsidiaries in an Investment other than

                  (a) Investments constituting (i) operating deposit accounts with banks and (ii) accounts receivable arising in the ordinary course of business on ordinary business terms that are not overdue; or

                  (b) Investments constituting commercial paper rated at least A-1 by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., or P-l by Moody's Investors Service Inc.

         Section 6.5. MERGERS AND CONSOLIDATIONS AND ACQUISITIONS OF ASSETS. Merge or consolidate with any Person (whether or not the Borrower or any Subsidiary is the surviving entity), or acquire all or substantially all of the assets or any of the capital stock of any Person without the prior written consent of the Required Banks, which consent may be withheld or granted in the sole and absolute discretion of the Banks; PROVIDED that any Subsidiary may merge into the Borrower or any other Subsidiary.

         Section 6.6. SALE OF ASSETS. Sell, lease or otherwise dispose of any material portion of its assets without the prior written consent of the Required Banks, which consent may be withheld or granted in the sole and absolute discretion of the Banks.

         Section 6.7. STOCK OF SUBSIDIARIES, ETC. Pledge, assign, hypothecate, transfer, convey, sell or otherwise dispose of, encumber or grant any security interest in, or deliver to any other Person, any shares of capital stock of its Subsidiaries, or permit any such Subsidiaries to issue any additional shares of its capital stock to any Person other than the Borrower or any Subsidiaries, except directors' qualifying shares and pursuant to the CORE Pledge Agreement.

         Section 6.8. TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower, or any Person that owns or holds five percent (5%) or more of the outstanding common stock of the Borrower, OTHER THAN (a) transactions between or among the Borrower and its wholly owned Subsidiaries or between or among its wholly owned Subsidiaries, (b) transactions on terms at least as favorable to the Borrower or its Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power or (c) as contemplated by the Acquisition Agreement.

         Section 6.9. CAPITAL EXPENDITURES. Make or permit to be made any Capital Expenditure in any fiscal year, or commit to make any Capital Expenditure in any fiscal year, which when added to the aggregate Capital Expenditures of the Borrower and its Subsidiaries theretofore made or committed to be made in that fiscal year, would exceed the corresponding amount for such year as set forth below:

       -------------------- -----------------------------------------
               Year              Permitted Capital Expenditures
       -------------------- -----------------------------------------
               1999                        $3,550,000
       -------------------- -----------------------------------------
               2000                        $4,100,000
       -------------------- -----------------------------------------
               2001                        $4,720,000
       -------------------- -----------------------------------------
               2002                        $5,750,000
       -------------------- -----------------------------------------
               2003                        $5,950,000
       -------------------- -----------------------------------------
               2004                        $5,950,000
       -------------------- -----------------------------------------

         Section 6.10. MINIMUM CONSOLIDATED GAAP NET WORTH. As of the end of any fiscal quarter, permit Consolidated GAAP Net Worth of the Borrower and its Subsidiaries to be less than an amount equal to (a) for the period to and including December 31, 1999, $26,000,000, PLUS 75% of cumulative positive net income for each fiscal quarter following the fiscal quarter ending December 31, 1998, PLUS the amount of paid-in-capital resulting from any issuance by the Borrower of its capital stock after August 31, 1998 to and including December 31, 1999 and (b) for all fiscal quarters after December 31, 1999, commencing with the fiscal quarter ended March 31, 2000, $33,900,000, PLUS 75% of cumulative positive net income for each fiscal quarter following the fiscal quarter ending December 31, 1999, PLUS the amount of paid-in-capital resulting from any issuance by the Borrower of its capital stock after March 31, 2000.

         Section 6.11. MINIMUM INTEREST COVERAGE. As of the end of any fiscal quarter, permit the Interest Coverage Ratio to be less than 3.5 to 1.

         Section 6.12. MINIMUM DEBT SERVICE COVERAGE. As of the end of each fiscal quarter, permit the Debt Service Coverage Ratio for the immediately preceding four fiscal quarters (ending on such date) to be less than 1.5 to 1.

         Section 6.13. MINIMUM FIXED CHARGE COVERAGE. During any fiscal year, permit the Fixed Charge Coverage Ratio to be less than the corresponding amount for such fiscal year as set forth below:

                                                 Minimum Permissible
               Year                          Fixed Charge Coverage Ratio
               ----                          ---------------------------
               1999                                   1.25 to 1
               2000                                   1.5 to 1
               2001                                   2.0 to 1
               2002                                   2.0 to 1

         Section 6.14. DISTRIBUTIONS. Make any Distributions from Net Income of the Borrower without the prior written consent of the Required Banks, which consent may be withheld or granted in the sole and absolute discretion of the Banks.

         Section 6.15. NO LIMIT ON UPSTREAM PAYMENTS BY SUBSIDIARIES. Permit any of its Subsidiaries to enter into or agree, or otherwise become subject, to any agreement, contract or other arrangement with any Person pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends or Distributions or making any other payment to the Borrower, or (b) such dividends, distributions or other payments are, or would be, limited or restricted on an annual or cumulative basis or otherwise. The Borrower shall cause its Subsidiaries, to the extent permitted by applicable law, to make such distributions of funds, including dividends, as may be necessary to meet in a timely manner all of the Borrower's obligations under this Agreement.

         Section 6.16. EARNINGS. As of the end of the fiscal quarter ended June 30, 1999 and each fiscal quarter thereafter, permit consolidated Net Income of the Borrower and its Subsidiaries for the immediately preceding four fiscal quarters (ending on such date and excluding the effect of any Restructuring Charges) on a cumulative basis to be less than zero dollars ($0).

         Section 6.17. LIMITATION ON NEGATIVE PLEDGES. Enter into any agreement with any other Person (other than any agreement existing on the date hereof and other than this Agreement) restricting its ability to create or incur Debt hereunder or to secure Debt hereunder.

         Section 6.18. INCONSISTENT AGREEMENTS. Enter into any indenture, agreement, instrument or other arrangement which (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the obligations, the amending of the Loan Documents or the ability of any Subsidiary to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to the Borrower or (iii) repay loans or advances from the Borrower or
(b) contains any provision which would be violated or breached by the making of Revolving Loans or by the performance by the Borrower or any Subsidiary of any of its obligations under any Loan Document.

                          ARTICLE 7. EVENTS OF DEFAULT.

         Section 7.1. EVENTS OF DEFAULT. Any of the following events shall be an "Event of Default":

         (a) (i) the Borrower shall fail to pay any principal amount of any Revolving Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise, or (ii) the Borrower shall fail to pay any premium or interest, or any fees or other amounts payable hereunder, when due whether at stated maturity, by acceleration, by notice of prepayment or otherwise;

         (b) any written statement, representation or warranty made by the Borrower or any Subsidiary in any Loan Document to which the Borrower or such Subsidiary is party, or which is contained in any certificate, document, financial or other written statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made;

         (c) the Borrower shall (i) fail to perform or observe any term, covenant, or agreement contained in Section 4.21, Section 5.1, Section 5.8(i), Section 5.14 or Article 6; or (ii) fail to perform or observe any term, covenant, or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 7.1) in this Agreement (including without limitation any such term, covenant or agreement contained in Article 5 hereof) or any other Loan Document and such failure shall continue unremedied for thirty (30) consecutive days;

         (d) any Subsidiary shall default in the observance or performance of any agreement contained in any Loan Document to which it is a party, and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) a Senior Officer of such

         Subsidiary becomes aware of such default or (ii) notice of such default to such Subsidiary by the Agent;

         (e) the Borrower or any Subsidiary shall (i) fail to pay any indebtedness, including but not limited to Debt (other than the payment Obligations described in (a) above), of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed and such failure continues after any applicable notice and grace period, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of the maturity of such Debt, or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; PROVIDED, HOWEVER, that it shall not be a Default or Event of Default under this Section 7.1(e) unless the aggregate principal amount of all such Debt as described in clauses (i) through (iii) above shall exceed $100,000;

         (f) the Borrower or any Subsidiary (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced against it in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of sixty (60) days or more; or (v) shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 6.3(a)); or (vi) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its Property; or (vii) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

         (g) one or more judgments, decrees or orders for the payment of money in excess of $100,000 in the aggregate shall have been rendered against the Borrower or any of its Subsidiaries (excluding judgments which are covered by insurance other than self-insurance) and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of sixty (60) consecutive days without being vacated, discharged, satisfied or stayed or, if required, bonded pending appeal;

         (h) any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any

         Reportable Event shall occur with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan subject to Title IV of ERISA (other than in a "standard termination" referred to in Section 4041 of ERISA); (iv) any event or circumstance exists which would constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer any Plan, or the institution by the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other such events or conditions, if any, would in the reasonable opinion of the Agent subject the Borrower to any tax, penalty or other liability to a Plan, Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceed or may exceed $100,000 or;

         (i) this Agreement or any of the other Loan Documents shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower or the Borrower shall deny it has any further liability or obligation hereunder.

         Section 7.2. REMEDIES. Without limiting any other rights or remedies of the Agent or the Banks provided for elsewhere in this Agreement or any other Loan Document, or by applicable law, or in equity, or otherwise, if any Event of Default shall occur and be continuing, the Agent may, and if requested by the Required Banks shall, by notice to the Borrower, (i) declare the Commitment of each Bank to be terminated, whereupon the same shall forthwith terminate, (ii) declare all amounts owing under this Agreement and the Revolving Notes (whether or not such Obligations be contingent or unmatured) to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that, in the case of an Event of Default referred to in Section 7.1(f) above with respect to the Borrower, the Commitment of each Bank shall be immediately automatically terminated, and all such amounts shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.


                              ARTICLE 8. THE AGENT.

         Section 8.1.      AUTHORIZATION AND ACTION.

         (a) Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement, the Loan Documents or applicable law.

         (b) The Banks agree to cooperate in good faith and in a commercially reasonable manner in connection with the exercise by the Agent of the rights granted to the Banks by law, this Agreement and the other Loan Documents, including, but not limited to, providing necessary information to the Agent with respect to the Obligations and preparing and executing necessary affidavits, certificates, notices, instruments and documents. Subject to the authority of the Required Banks or other applicable number of Banks as provided in this Agreement to direct the Agent in writing when such direction by the Banks is required by this Agreement for such action, the Agent is hereby authorized to act for and on behalf of the Banks in all day-to-day matters with respect to the exercise of rights described herein, such as the supervision of attorneys, accountants, appraisers or others in connection with litigation or other similar actions.

         Section 8.2. EXCULPATORY PROVISIONS; AGENT'S RELIANCE, ETC. Neither the Agent, nor its directors, officers, agents, employees or Affiliates shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement and the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall have no duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement and the other Loan Documents on the part of the Borrower, (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement and the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement and the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telex or telecopy) purported to be genuine and signed or sent by the proper party or parties. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

         Section 8.3. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Borrower, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks, PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks; PROVIDED FURTHER, that Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement, the other Loan Documents or applicable law.

         Section 8.4. FLEET AND AFFILIATES. With respect to its Commitment and the Revolving Loans made by it, the Agent shall have the same rights and powers with respect to this Agreement or the Revolving Notes as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and its Affiliates and any of their respective Affiliates and any Person who may do business with or own securities of the Borrower or its Affiliates all as if Fleet were not the Agent, and without any duty to account therefor to the Banks.

         Section 8.5. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other bank and based on such information as it deems necessary (the receipt of which such Bank acknowledges), made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         Section 8.6. INDEMNIFICATION. The Banks severally and ratably agree to indemnify the Agent (to the extent not reimbursed by the Borrower), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement and the other Loan Documents, or any action taken or omitted by the Agent under this Agreement and the other Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

         Section 8.7. SUCCESSOR AGENT. The Agent may not resign as Agent under this Agreement without the prior written consent of the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent hereunder with the approval of the Borrower, which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent with the approval of the Borrower, which shall not be unreasonably withheld, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent under this Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement arising from and after the date of resignation. After any retiring Agent's resignation as Agent under this Agreement, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         Section 8.8. APPLICATION OF THIS ARTICLE TO THE BORROWER. Notwithstanding anything to the contrary in this Article 8, the provisions of Sections 8.1, 8.2, 8.3, 8.5 and 8.6 shall be deemed to govern the rights and obligations as among the Banks and the Agent only, and shall not be construed to affect any rights or obligations of the Borrower with respect to the Banks and the Agent.

                            ARTICLE 9. MISCELLANEOUS.

         Section 9.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by the Borrower or any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, the Borrower or the applicable Subsidiary, and the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, the written consent of all of the Banks shall be required for any amendment or waiver having the effect of (i) extending the Revolving Loan Termination Date (except as expressly provided for herein), extending the time of payment of principal, interest or fees on any Revolving Loans or reducing or forgiving the principal amount thereof (other than by repayment), decreasing the interest rate borne by any Revolving Loans, increasing the amount of any Bank's Commitment over the amount then in effect (it being understood that a waiver of any Default or Event of Default or a mandatory reduction in the Commitment shall not constitute an increase in any Commitment of any Bank), or postponing or reducing any scheduled reduction of the Commitment (except as set forth herein), (ii) reducing the percentage specified in the definition of Required Banks, (iii) amending or waiving any provision of this Section 9.1, (iv) releasing any guaranty or any collateral under the Security Documents or (v) consenting to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Loan Agreement. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 9.2. USURY. Anything herein to the contrary notwithstanding, the Obligations of the Borrower with respect to this Agreement and the Revolving Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Banks limiting rates of interest which may be charged or collected by the Banks.

         Section 9.3. EXPENSES; INDEMNITIES.

         (a) Unless otherwise agreed in writing by all of the Banks, the Borrower shall reimburse the Agent and the Banks on demand for all reasonable out-of-pocket costs, expenses and charges (including without limitation, reasonable fees and charges of counsel for the Agent and the Banks) incurred by the Agent and the Banks in connection with any amendment or modification of this Agreement and the other Loan Documents. The Borrower further agrees to pay on demand all reasonable costs and expenses (including reasonable counsel fees and expenses), if any, in connection with the enforcement, including without limitation, the enforcement of judgments (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Loan Documents or any other document to be delivered under this Agreement and all audits, all insurance costs, and all other reasonable costs and expenses which the Agent or any Bank has or shall have paid by reason of the Borrower's failure or refusal to do so as and when required hereunder. The Borrower agrees to indemnify and hold harmless the Agent and the Banks from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs, expenses, charges and fees, except to the extent caused by the Agent's or such Bank's negligence or willful misconduct or breach of this Agreement. Until paid, the amount of any cost, expense or charge shall constitute, together with all accrued interest thereon, part of the Obligations, and shall accrue interest from the date five days after demand at the Base Rate. Nothwithstanding anything to the contrary which may be stated or implied herein or in the Existing Credit Agreement, it is explicitly understood and agreed that the Borrower is not responsible for reimbursing or paying any costs, expenses or charges of the Agent or any Banks in connection with the negotiation and preparation of this Agreement.

         (b) The Borrower agrees to indemnify the Agent and each Bank, and their directors, officers, employees, agents and Affiliates from, and hold each of them harmless against, any and all claims, damages, losses, liabilities, costs and expenses (including without limitation, reasonable fees and disbursements of counsel) arising as a consequence of (i) any failure by the Borrower to pay the Agent or any Bank, as required under this Agreement, punctually on the due date thereof, any amount payable by the Borrower to the Agent or any Bank or (ii) the acceleration, in accordance with the terms of this Agreement, of the time of payment of any of the Obligations of the Borrower, except to the extent caused by the Agent's or such Bank's negligence or willful misconduct or breach of this Agreement. Such losses, costs or expenses may include, without limitation, (i) any costs incurred by the Bank in carrying funds to cover any overdue principal, overdue interest, or any other overdue sums payable by the Borrower to such Bank or (ii) any losses incurred or sustained by any Bank in liquidating or reemploying funds acquired by such Bank from third parties.

         (c) The Borrower agrees to indemnify the Agent and the Banks, and their directors, officers, employees, agents and Affiliates from, and hold each of them harmless against, any and all claims, damages, liabilities, losses, costs and expenses (including without limitation, reasonable fees and disbursements of counsel) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any transaction contemplated by this Agreement or any other Loan Document, any actions or omissions of the Borrower or any Subsidiary or any of their respective directors, officers, employees or agents in connection with this Agreement or any other Loan Document, or any actual or proposed use by the Borrower or any Subsidiary of the proceeds of the Revolving Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

         (d) The Borrower agrees to indemnify the Agent and the Banks, and their directors, officers, employees, agents and Affiliates from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs and expenses (including without limitation, reasonable fees and disbursements of counsel, engineers or similar professionals) which may be incurred by or asserted against the Agent or any Bank or any such party in connection with or arising out of or relating to (i) the Banks' compliance with any environmental law with respect to the Properties or operations of the Borrower or its Subsidiaries, (ii) any natural resource damages, governmental fines or penalties or other amounts mandated by any governmental authority, court order, demand or decree in connection with the disposal by the Borrower or its Subsidiaries either on-site or off-site (including leakage or seepage from any such site including third party treatment facilities) of pollutants, contaminants or hazardous wastes and (iii) any personal injury or property damage to third parties resulting from such pollutants, contaminants or hazardous wastes.

         Section 9.4. TERM; SURVIVAL. This Agreement shall continue in full force and effect as long as any Obligations are owing by the Borrower to the Agent or any Bank. No termination of this Agreement shall in any way affect or impair the rights and obligations of the parties hereto relating to any transactions or events prior to such termination date, and all warranties and representations of the Borrower shall survive such termination. All representations and warranties made hereunder and in any document, certificate, or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Documents. The obligations of the Borrower under Sections 2.11, 2.12 and 9.3 shall survive the repayment of the Revolving Loans and the termination of the Commitment of each Bank.

         Section 9.5. ASSIGNMENT; PARTICIPATIONS.

         (a) Upon thirty (30) days prior notice to the Borrower and with the written consent of the Agent and the Borrower (which consent shall not be unreasonably withheld), each Bank may assign to one or more commercial banks or financial institutions all or a portion of its rights and obligations under this Agreement (including without limitation, all or a portion of its Commitment and the amounts under the Revolving Loans owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement, (ii) the amount of the

Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance) with respect to such assignment shall in no event be less than $5,000,000 and shall be an integral multiple of $500,000 (or in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, any lesser increment), and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined in (c) below), an Assignment and Acceptance and a $3,500 non-refundable processing fee from the assigning Bank. Notwithstanding the foregoing, no written consent of the Borrower shall be required in connection with any assignment by a Bank to an Affiliate of such Bank of all or a portion of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a Bank party hereto and, to the extent that rights and obligations (including any portion of any Commitment) hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations (including any portion of any Commitment) hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights to indemnification under Section 9.3) and be released from its obligations under this Agreement arising after the date of assignment (and, in the case of an assignment covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto.)

         (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 5.8 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; (vi) such assignee agrees that it will perform in accordance with the terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank; and (vii) such assignee represents that such assignment will not result in any Prohibited Transaction.

         (c) The Agent shall maintain at its address set forth on the signature pages hereto a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Revolving Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and its assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT E, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

         (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including without limitation, all or a portion of its Commitment and the amounts under the Revolving Loans owing to it); provided, however, that (i) such Bank's obligations under this Agreement (including without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; PROVIDED, that no Bank shall transfer or grant any participation under which the participant shall have the right to approve any amendment to or waiver of this Agreement or any Revolving Note, except with respect to an extension of the final maturity of the Revolving Loans or a reduction of the principal amount of or the rate of interest payable on the Revolving Loans or any fees related thereto.

         (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.5, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank.

         (g) Nothing herein shall prohibit any Bank from pledging or assigning all or any portion of such Bank's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such pledge or assignment or enforcement thereof shall release such Bank from its obligations hereunder or under any other Loan Document.

         Section 9.6. NOTICES. All notices, requests, demands and other communications provided for herein shall be in writing and shall be (i) hand delivered; (ii) sent by certified, registered or express United States mail, return receipt requested, or reputable next-day courier service; or (iii) given by telex, telecopy, telegraph or similar means of electronic communication. All such communications shall be effective upon the receipt thereof. Notices shall be addressed to the Borrower, the Agent and the Banks at their respective addresses set forth on, in the case of the Borrower and the Agent, the signature pages of this Agreement or, in the case of the Banks, Schedule 1.1 to this Agreement, or to such other address as the Borrower, the Agent or the Banks shall theretofore have transmitted to the other party in writing by any of the means specified in this Section.

         Section 9.7. SETOFF. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Agent and each of the Banks may otherwise have, the Agent and each of the Banks shall be entitled, at their option, to offset balances (general or special, time or demand, provisional or final, and regardless of whether such balances are then due to the Borrower) held by the Agent or any of the Banks for the account of the Borrower at any of their offices, in Dollars or any other currency, against any amount payable by the Borrower under this Agreement or any other Loan Document which is not paid when due, taking into account any applicable grace period, in which case the offsetting party shall promptly notify the Borrower thereof; PROVIDED that failure to give such notice shall not affect the validity thereof.

         Section 9.8. JURISDICTION; IMMUNITIES.

         (a) The Borrower hereby irrevocably submits to the jurisdiction of any Massachusetts State or United States Federal court sitting in Massachusetts over any action or proceeding arising out of or relating to this Agreement or any other Loan Document, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Massachusetts State or Federal court. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section
9.6. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrower further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of forum non conveniens. The Borrower further agrees that any action or proceeding brought against the Bank shall be brought only in Massachusetts State or United States Federal courts sitting in Massachusetts.

         (b) Nothing in this Section shall affect the right of the Agent and each Bank to serve legal process in any other manner permitted by law or affect the right of the Agent and each Bank to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdictions.

         Section 9.9. TABLE OF CONTENTS; HEADINGS. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

         Section 9.10. SEVERABILITY. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         Section 9.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         Section 9.12. INTEGRATION. This Agreement, the Revolving Notes, the CORE Pledge Agreement, the CORE Security Agreement, the Subsidiary Guaranty, the Subsidiary Security Agreement and the Trademark Security Agreement set forth the entire agreement between the parties hereto relating to the transactions contemplated hereby and thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

         Section 9.13. GOVERNING LAW. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the Commonwealth of Massachusetts.

         Section 9.14. CONFIDENTIALITY. Subject to the following sentence, the Agent, each Bank and any assignee of such Bank becoming a party to this Agreement agrees to use its best efforts, consistent with its normal operating procedures, to retain in confidence in accordance with each Bank's customary procedures and not disclose without the prior written consent of the Borrower any written information about the Borrower and its Subsidiaries obtained pursuant to the requirements of this Agreement and identified in writing by the Borrower as "confidential" or "non-public," except as permitted under Section
9.5 of this Agreement. Notwithstanding the foregoing, the Agent or any Bank (A) may disclose or otherwise use such information to the extent that such information is required in any application, report, statement or testimony submitted to any governmental agency having or claiming to have jurisdiction over the Agent or such Bank, (B) may disclose or otherwise use such information to the extent that such information is required in response to any summons or subpoena or in connection with any litigation affecting the Agent or such Bank,
(C) may disclose or otherwise use such information to the extent that such information is reasonably believed by the Agent or such Bank (after notification to the Borrower, unless such notification is prohibited by law) to be required in order to comply with any law, order, regulation, or ruling applicable to the Agent or such Bank, and (D) may disclose or otherwise use such information to the extent that such information becomes publicly available through no breach of the Agent's or such Bank's obligations hereunder.

         Section 9.15. AUTHORIZATION OF THIRD PARTIES TO DELIVER OPINIONS, ETC. The Borrower hereby authorizes and directs each Person whose preparation or delivery to the Agent or any Bank of any opinion, report or other information is a condition or covenant under this Agreement (including under Articles 4, 5 and 6) to so prepare or deliver such opinion, report or other information for the benefit of the Agent and the Banks. The Borrower agrees to confirm such authorizations and directions provided for in this Section 9.15 from time to time as may be requested by the Agent or any Bank.

         Section 9.16. REPLACEMENT REVOLVING NOTE. Upon receipt of an affidavit of an officer of any Bank as to the loss, theft, destruction or mutilation of such Bank's Revolving Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Revolving Note or other security document, the Borrower will issue, in lieu thereof, a replacement Revolving Note or other security document in the same principal amount thereof and otherwise of like tenor.

         SECTION 9.17. BORROWER'S WAIVERS. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT AND THAT IT KNOWINGLY, VOLUNTARILY, INTELLIGENTLY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REVOLVING NOTES, THE OTHER LOAN DOCUMENTS, OR ANY OF THE BORROWER'S DOCUMENTS RELATED THERETO AND THE ENFORCEMENT OF ANY OF THE AGENT'S OR ANY BANK'S RIGHTS AND REMEDIES OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANKS TO MAKE THE REVOLVING LOANS.

         Section 9.18. LIMITATION OF LIABILITY. NONE OF THE AGENT'S OR ANY OF THE BANKS' AFFILIATES OR THEIR DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THE LOAN DOCUMENTS OR THE RELATIONSHIPS ESTABLISHED THEREUNDER OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER SUCH CLAIM ARISES OR IS ASSERTED BEFORE OR AFTER THE CLOSING DATE OR BEFORE OR AFTER THE MATURITY DATE.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                              CORE, INC.




                                              By: /s/ William E. Nixon
                                                  ------------------------
                                                  Name: William E. Nixon
                                                  Title: EVP & CFO

Address for Notices:

18881 Von Karman Avenue
Suite 1750
Irvine, California 92612
Attn:  Chief Financial Officer
Telephone No.:  (714) 442-2149
Telecopier No.:  (949) 442-2102

With a copy to:

Stephen M. Kane, Esq.
Rich, May, Bilodeau & Flaherty, P.C.
176 Federal Street
Boston, MA  02110
Telephone No.:  (617) 556-3827
Telecopier No.:  (617) 556-3890

                                              FLEET NATIONAL BANK, as Agent




                                              By: /s/ Holly A. O'Neill
                                                  ----------------------------
                                                  Name: Holly A. O'Neill
                                                  Title: Bank Officer

Address for Notices:
100 Federal Street
Mail Code MA BOS 01-10-07
Boston, MA 02110
Attn: Financial Institutions Group
Telephone No.:  (617) 434-3816
Telecopier No.:  (617) 434-1537
With a copy to:

William A. Hunter, Esq.
Day, Berry & Howard LLP
260 Franklin Street
Boston, MA 02110-3179
Telephone No.:  (617) 345-4625
Telecopier No.:  (617) 345-4745


                                              BANKS:





                                              FLEET NATIONAL BANK




                                              By: /s/ Holly A. O'Neill
                                                  ----------------------------
                                                  Name: Holly A. O'Neill
                                                  Title: Bank Officer

                                              UNION BANK OF CALIFORNIA



                                              By: /s/ Kim Ha
                                                  ----------------------------
                                                  Name: Kim Ha
                                                  Title: Vice President




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